Exhibit 2.1

AGREEMENT OF SALE AND PURCHASE

between

HEWITT PROPERTIES I LLC, HEWITT PROPERTIES II LLC, HEWITT

PROPERTIES III LLC and HEWITT PROPERTIES IV LLC.,

each, an Illinois limited liability company

collectively, as “Seller”

and

WARMACK JDG INVESTMENT II, LLC,

a Delaware limited liability company]

“Buyer”

with Escrow Instructions for

Chicago Title Insurance Company

as Escrow Agent

-i-

TABLE OF CONTENTS

(continued)

-ii-

TABLE OF CONTENTS

(continued)

-iii-

AGREEMENT OF SALE AND PURCHASE

THIS AGREEMENT OF SALE AND PURCHASE (this “Agreement”), dated as of January 28, 2005, is between HEWITT PROPERTIES I LLC, an Illinois limited liability company (“HP I”), HEWITT PROPERTIES II LLC, an Illinois limited liability company (“HP II”), HEWITT PROPERTIES III LLC, an Illinois limited liability company (“HP III”), HEWITT PROPERTIES IV, LLC, an Illinois limited liability company (“HP IV”; HP I, HP II, HP III and HP IV are sometimes hereinafter referred to individually or collectively, as the context requires, as “Seller”), and WARMACK JDG INVESTMENT II, LLC, a Delaware limited liability company (“Buyer”).

RECITALS:

A. HP I is the owner of that certain parcel of land and appurtenances thereto more particularly described as Phase I on Exhibit A-1, and HP II is the owner of that certain parcel of land and appurtenances thereto more particularly described as Phase II on Exhibit A-1, which Phase I and Phase II are commonly known collectively as 4 Overlook Point, Lincolnshire, Illinois (the “4OP Land”).

B. HP III is the owner of that certain parcel of land and appurtenances thereto commonly known as 90, 98 and 100 Half Day Road, Lincolnshire, Illinois, and more particularly described on Exhibit A-2 (the “Half Day Land”).

C. HP IV is the owner of (i) that certain parcel of land and appurtenances thereto commonly known as 2300 Discovery Drive, Orlando, Florida, and more particularly described on Exhibit A-3 (the “Orlando Land”), and (ii) that certain parcel of land and appurtenances thereto commonly known as 2601 Research Forest Drive, The Woodlands, Texas, and more particularly described on Exhibit A-4 (the “Woodlands Land”).

D. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Property (as hereinafter defined) subject to the terms and conditions set forth herein.

NOW, THEREFORE, Seller and Buyer hereby agree as follows:

ARTICLE 1 - CERTAIN DEFINITIONS

Section 1.1 Definitions. The parties hereby agree that the following terms shall have the meanings hereinafter set forth, such definitions to be applicable equally to the singular and plural forms, and to the masculine and feminine forms, of such terms:

1.1.1 “4OP Contracts” shall mean the service contracts and other contracts described in Exhibit C-1 and all other service contracts entered into by HP I or HPII, as applicable, after the Effective Date with respect to the 4OP Property in accordance with Section 8.2.

1.1.2 “4OP Improvements” shall mean the buildings, improvements, and structures located on the 4OP Land.

1.1.3 “4OP Leases” shall mean (i) that certain Lease dated October 1, 1997, between HP I and Tenant, including all modifications or amendments thereto, and (ii) that certain Lease dated July 31, 1998, between HP II and Tenant, including all modifications or amendments thereto.

1.1.4 “4OP Licenses and Permits” shall mean, collectively, to the extent assignable, all licenses, permits, approvals, certificates of occupancy, dedications, subdivision maps and entitlements now or hereafter issued, approved or granted by any Governmental Entity in connection with the 4OP Real Property, together with all renewals and modifications thereof.

1.1.5 “4OP Personal Property” shall mean all of the right, title, and interest of HP I and HP II, as applicable, in and to the tangible personal property, which is located at and used in connection with any of the 4OP Real Property as of the Closing Date, but specifically excluding (a) any personal property owned, financed or leased by the Tenant under the 4OP Leases, and (b) any tangible personal property owned by any affiliated or unaffiliated on-site property manager and used at the 4OP Real Property.

1.1.6 “4OP Property” shall mean the 4OP Real Property, the 4OP Personal Property, the 4OP Leases, the 4OP Contracts, and to the extent transferable, all of HP I’s and HP II’s right, title and interest in all tangible and intangible assets of any nature relating to the 4OP Property, including without limitation, (a) all warranties upon the 4OP Improvements or the 4OP Personal Property, (b) rights to any plans, specifications, engineering studies, reports, drawings, and prints relating to the construction, reconstruction, modification, and alteration of the 4OP Improvements, (c) all works of art, graphic designs, and other intellectual or intangible property owned and used by HP I and HP II in connection with the 4OP Property, including any trade name associated with the 4OP Improvements, (d) all claims and causes of action arising out of or in connection with the 4OP Property after the Closing Date, and (e) the 4OP Licenses and Permits.

1.1.7 “4OP Real Property” shall mean the 4OP Land, the 4OP Improvements, and the Fixtures associated therewith.

1.1.8 “Affiliate” shall mean the any person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with Buyer or Seller, as the case may be. For the purposes of this definition, “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.

1.1.9 “Broker” shall mean Jones Lang LaSalle.

1.1.10 “Contracts” shall mean, collectively, the 4OP Contracts, the Half Day Contracts, the Orlando Contracts and the Woodlands Contracts.

1.1.11 “Due Diligence Period” shall mean the time period provided for in Section 3.1 of this Agreement.

1.1.12 “Effective Date” shall mean January 28, 2005, which is the later of the dates upon which this Agreement was signed by Seller and Buyer as indicated on the signature page hereto.

1.1.13 “Environmental Laws” means all federal, state and local environmental laws, rules, statutes, directives, orders, binding written interpretations, binding written policies, ordinances and regulations issued by any Governmental Entity and in effect as of the date of this Agreement with respect to or which otherwise pertain to or affect the Real Property, or any portion thereof, the use, ownership, occupancy or operation of the Real Property, or any portion thereof, or any owner of the Real Property, and as same have been amended, modified or supplemented from time to time prior to the date of this Agreement, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), the Hazardous Substances Transportation Act (49 U.S.C. § 1802 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300f et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Solid Waste Disposal Act (42 U.S.C. § 6901 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. § 11001 et seq.), the Radon and Indoor Air Quality Research Act (42 U.S.C. § 7401 note, et seq.), the Superfund Amendment Reauthorization Act of 1986 (42 U.S.C. § 9601 et seq.), comparable state and local laws, and any and all rules and regulations which have become effective prior to the date of this Agreement under any and all of the aforementioned laws.

1.1.14 “Escrow Agent” shall mean Chicago Title Insurance Company, acting through its national division in Chicago, Illinois.

1.1.15 “Fixtures” shall mean the fixtures which are located at and affixed to any of the Improvements as of the Closing Date, but specifically excluding any trade fixtures of the Tenant under the Leases.

1.1.16 “FORE” shall mean FORE Holdings LLC, an Illinois limited liability company, and the sole member of each Seller.

1.1.17 “Governmental Entity” means the various governmental and quasi- governmental bodies or agencies having jurisdiction over any Seller, the Real Property or any portion thereof.

1.1.18 “Half Day Contracts” shall mean the service contracts and other contracts described in Exhibit C-2 and all other service contracts entered into by HP III after the Effective Date with respect to the Half Day Property in accordance with Section 8.2.

1.1.19 “Half Day Improvements” shall mean the buildings, improvements, and structures located on the Half Day Land.

1.1.20 “Half Day Lease” shall mean that certain Lease dated October 1, 1997, between HP III and Tenant, including all modifications or amendments thereto.

1.1.21 “Half Day Licenses and Permits” shall mean, collectively, to the extent assignable, all licenses, permits, approvals, certificates of occupancy, dedications, subdivision maps and entitlements now or hereafter issued, approved or granted by any Governmental Entity in connection with the Half Day Real Property, together with all renewals and modifications thereof.

1.1.22 “Half Day Personal Property” shall mean all of the right, title, and interest of HP III in and to the tangible personal property, which is located at and used in connection with any of the Half Day Real Property as of the Closing Date, but specifically excluding (a) any personal property owned, financed or leased by the Tenant under the Half Day Lease, and (b) any tangible personal property owned by any affiliated or unaffiliated on-site property manager and used at the Half Day Real Property.

1.1.23 “Half Day Property” shall mean the Half Day Real Property, the Half Day Personal Property, the Half Day Lease, the Half Day Contracts, and to the extent transferable, all of HP III’s right, title and interest in and to all tangible and intangible assets of any nature relating to the Half Day Property, including without limitation, (a) all warranties upon the Half Day Improvements or the Half Day Personal Property, (b) rights to any plans, specifications, engineering studies, reports, drawings, and prints relating to the construction, reconstruction, modification, and alteration of the Half Day Improvements, (c) all works of art, graphic designs, and other intellectual or intangible property owned and used by HP III in connection with the Half Day Property, including any trade name associated with the Half Day Improvements, (d) all claims and causes of action arising out of or in connection with the Half Day Property after the Closing Date, and (e) the Half Day Licenses and Permits.

1.1.24 “Half Day Real Property” shall mean the Half Day Land, the Half Day Improvements, and the Fixtures associated therewith.

1.1.25 “Hazardous Materials” means any pollutants, contaminants, hazardous or toxic substances, materials or wastes (including petroleum, petroleum by-products, radon, asbestos and asbestos containing materials, polychlorinated biphenyls (“PCBs”), PCB-containing equipment, radioactive elements, infectious agents, and urea formaldehyde), as such terms are used in any Environmental Laws (excluding solvents, cleaning fluids and other lawful substances used in the ordinary operation and maintenance of the Real Property, to the extent in closed containers).

1.1.26 “Improvements” shall mean, collectively, the 4OP Improvements, the Half Day Improvements, the Orlando Improvements and the Woodlands Improvements.

1.1.27 “Land” shall mean, collectively, the 4OP Land, the Half Day Land, the Orlando Land and the Woodlands Land, including the applicable Seller’s right, title and interest, if any, in and to all rights-of-way, open or proposed streets (public or private), alleys, easements, strips or gores of land adjacent thereto.

1.1.28 “Leases” shall mean, collectively, the 4OP Leases, the Half Day Lease, the Orlando Lease and the Woodlands Lease.

1.1.29 “Licensee Parties” shall mean those authorized agents, contractors, consultants and representatives of Buyer who shall inspect, investigate, test or evaluate the Property on behalf of Buyer in accordance with this Agreement.

1.1.30 “Licenses and Permits” shall mean, collectively, the 4OP Licenses and Permits, the Half Day Licenses and Permits, the Orlando Licenses and Permits and the Woodlands Licenses and Permits.

1.1.31 “Orlando Contracts” shall mean the service contracts and other contracts described in Exhibit C-3 and all other service contracts entered into by HP IV after the Effective Date with respect to the Orlando Property in accordance with Section 8.2.

1.1.32 “Orlando Improvements” shall mean the buildings, improvements, and structures located on the Orlando Land.

1.1.33 “Orlando Lease” shall mean that certain Lease dated October 1, 1997, between HP IV and Tenant, including all modifications or amendments thereto.

1.1.34 “Orlando Licenses and Permits” shall mean, collectively, to the extent assignable, all licenses, permits, approvals, certificates of occupancy, dedications, subdivision maps and entitlements now or hereafter issued, approved or granted by any Governmental Entity in connection with the Orlando Real Property, together with all renewals and modifications thereof.

1.1.35 “Orlando Personal Property” shall mean all of the right, title, and interest of HP IV in and to the tangible personal property, which is located at and used in connection with any of the Orlando Real Property as of the Closing Date, but specifically excluding (a) any personal property owned, financed or leased by the Tenant under the Orlando Lease, and (b) any tangible personal property owned by any affiliated or unaffiliated on-site property manager and used at the Orlando Real Property.

1.1.36 “Orlando Property” shall mean the Orlando Real Property, the Orlando Personal Property, the Orlando Lease, the Orlando Contracts, and to the extent transferable, all of HP IV’s right, title and interest in and to all tangible and intangible assets of any nature relating to the Orlando Property, including without limitation, (a) all warranties upon the Orlando Improvements or the Orlando Personal Property, (b) rights to any plans, specifications, engineering studies, reports, drawings, and prints relating to the construction, reconstruction, modification, and alteration of the Orlando Improvements, (c) all works of art, graphic designs, and other intellectual or intangible property owned and used by HP IV in connection with the Orlando Property, including any trade name associated with the Orlando Improvements, (d) all claims and causes of action arising out of or in connection with the Orlando Property after the Closing Date, and (e) the Orlando Licenses and Permits.

1.1.37 “Orlando Real Property” shall mean the Orlando Land, the Orlando Improvements, and the Fixtures associated therewith.

1.1.38 “Personal Property” shall mean, collectively, the 4OP Personal Property, the Half Day Personal Property, the Orlando Personal Property and the Woodlands Personal

Property. Notwithstanding anything to the contrary contained herein, Personal Property shall not include any appraisals, capital (as opposed to operating) budgets, strategic plans for the applicable Real Property, internal analyses, marketing information, submissions relating to the applicable Seller’s obtaining of corporate authorization, attorney and accountant work product, attorney-client privileged documents, or other information in the possession or control of such Seller or such Seller’s Property Manager which such Seller deems proprietary.

1.1.39 “Property” shall mean, collectively, the 4OP Property, the Half Day Property, the Orlando Property and the Woodlands Property and shall exclude all other assets, accruals, liabilities, obligations or other entitlements or encumbrances other than the foregoing unless expressly agreed to in writing by Buyer.

1.1.40 “Property Manager” shall mean those individuals or entities which manage the Property.

1.1.41 “Real Property” shall mean, collectively, the 4OP Real Property, the Half Day Real Property, the Orlando Real Property and the Woodlands Real Property.

1.1.42 “Rent” or “Rents” shall mean and include all fixed or variable monthly rentals, additional rentals, percentage rentals, escalation rentals (including, with respect to or in addition to any of the foregoing, Tenant’s share of building operation and maintenance costs and expenses as provided for under the applicable Lease), retroactive rentals, all administrative charges, utility charges, tenant or real property association dues, storage rentals, special event proceeds, temporary rents, telephone receipts, locker rentals, vending machine receipts and other sums and charges payable by Tenant under the Leases.

1.1.43 “Tenant” shall mean Hewitt Associates, LLC, an Illinois limited liability company, its successors and assigns.

1.1.44 “Title Company” shall mean Chicago Title Insurance Company.

1.1.45 “Woodlands Contracts” shall mean the service contracts and other contracts described in Exhibit C-4 and all other service contracts entered into by HP IV after the Effective Date with respect to the Woodlands Property in accordance with Section 8.2.

1.1.46 “Woodlands Improvements” shall mean the buildings, improvements, and structures located on the Woodlands Land.

1.1.47 “Woodlands Lease” shall mean that certain Lease dated April 22, 1999, between HP IV and Tenant, including all modifications or amendments thereto.

1.1.48 “Woodlands Licenses and Permits” shall mean, collectively, to the extent assignable, all licenses, permits, approvals, certificates of occupancy, dedications, subdivision maps and entitlements now or hereafter issued, approved or granted by any Governmental Entity in connection with the Woodlands Real Property, together with all renewals and modifications thereof.

1.1.49 “Woodlands Personal Property” shall mean all of the right, title, and interest of HP IV in and to the tangible personal property, which is located at and used in connection with any of the Woodlands Real Property as of the Closing Date, but specifically excluding (a) any personal property owned, financed or leased by the Tenant under the Woodlands Lease, and (b) any tangible personal property owned by any affiliated or unaffiliated on-site property manager and used at the Woodlands Real Property.

1.1.50 “Woodlands Property” shall mean the Woodlands Real Property, the Woodlands Personal Property, the Woodlands Lease, the Woodlands Contracts, and to the extent transferable, all of HP IV’s right, title and interest in and to all tangible and intangible assets of any nature relating to the Woodlands Property, including without limitation, (a) all warranties upon the Woodlands Improvements or the Woodlands Personal Property, (b) rights to any plans, specifications, engineering studies, reports, drawings, and prints relating to the construction, reconstruction, modification, and alteration of the Woodlands Improvements, (c) all works of art, graphic designs, and other intellectual or intangible property owned and used by HP IV in connection with the Woodlands Property, including any trade name associated with the Woodlands Improvements, (d) all claims and causes of action arising out of or in connection with the Woodlands Property after the Closing Date, and (e) the Woodlands Licenses and Permits.

1.1.51 “Woodlands Real Property” shall mean the Woodlands Land, the Woodlands Improvements, and the Fixtures associated therewith.

1.1.52 “Woodlands ROFO’s” shall mean, collectively, (i) that certain right of first offer in favor of The Woodlands Land Development Company, L.P., a Texas limited partnership, as set forth in that certain [Memorandum of Right of First Offer], and (ii) that certain right of first offer in favor of The Woodlands Commercial Properties Company, L.P., a Texas limited partnership, as set forth in that certain [Memorandum of Right of First Offer].

Section 1.2 Additional Defined Terms. The initial-capitalized terms listed below shall have the meanings ascribed to such terms in the sections of this Agreement indicated below:

Additional Deposit	2.3
Affected Property	10.4.2
Approved Assignee	10.4.2
Assignment and Assumption of Contracts	9.3.4
Assignment and Assumption of Lease	9.3.3
Bill of Sale	9.3.2
Broker’s Commission	9.6
Bulk Sales Indemnity Agreement	9.2.1
Bulk Sales Release	9.2.1
Closing	9.1.2
Closing Date	9.1.2
Closing Escrow Instructions	9.1.1
Closing Statement	9.5.4
Code	5.4

Commission Cap	9.6
Deed	9.3.1
Department	9.2.1
Deposit	2.3
Due Diligence	3.1
Due Diligence Items	3.2
Estoppel Certificates	9.2.1
Excluded Property Records	3.2
Independent Consideration	2.4
Initial Deposit	2.3
Material Adverse Change	9.2.1
Monetary Liens	4.2
Lease Modifications	3.7
Liens	4.2
Permitted Exceptions	4.2
Permitted Outside Parties	3.5
Permitted Purposes	3.5
Permitted Third Parties	10.4.4
Proposed Assignee	10.4.2
Proposed Repurchaser	10.4.4
Proration Items	9.5.1
Proration Time	9.5.1
Purchase Price	2.2.1
Reporting Person	5.4(a)
Seller’s Title Objection Response	4.2
Surveys	4.1
Survival Period	6.2
T-Note	2.2.2
Termination Documents	9.2.1
Title Commitments	4.1
Title Documents	4.1
Title Objections	4.2
Title Policies	4.3
YTM	2.2.2

Section 1.3 Rules of Construction. Article and Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement. All references to “Article” or “Sections” without reference to a document other than this Agreement, are intended to designate articles and sections of this Agreement, and the words “herein,” “hereof,” “hereunder,” and other words of similar import refer to this Agreement as a whole and not to any particular Article or Section, unless specifically designated otherwise. The use of the term “including” shall mean in all cases “including but not limited to,” unless specifically designated otherwise. No rules of construction against the drafter of this Agreement shall apply in any interpretation or enforcement of this Agreement, any documents or certificates executed pursuant hereto, or any provisions of any of the foregoing.

ARTICLE 2 - AGREEMENT OF PURCHASE AND SALE; PURCHASE PRICE

Section 2.1 Agreement of Purchase and Sale. Seller agrees to sell, transfer, assign and convey to Buyer, and Buyer agrees to purchase, accept and assume subject to the terms and conditions stated herein, all of Seller’s right, title and interest in and to the Property.

Section 2.2 Purchase Price.

2.2.1 Base Price. Subject to the provisions of Section 2.2.2 below, Buyer shall pay Seller the purchase price of Two Hundred Ninety-Nine Million and NO/100 Dollars ($299,000,000.00) (“Purchase Price”) in immediately available funds at Closing. The Purchase Price and such other funds as may be necessary to pay Buyer’s expenses hereunder, subject to closing adjustments, shall be deposited with the Escrow Agent on or before the Closing Date in accordance with this Agreement and paid to Seller upon satisfaction of all conditions precedent to the Closing as described herein.

2.2.2 Price Adjustment. Notwithstanding anything to the contrary provided herein, the Purchase Price shall be adjusted, as of the expiration of the Due Diligence Period, based on the yield-to-maturity (the “YTM”) of the 10-year U.S. Treasury Note (“T-Note”) as published or announced on the date on which the Due Diligence Period expires in The Wall Street Journal (Eastern Edition) as follows. For each change in the YTM of the T-Note of 10 or more (but less than 20) basis points from the starting index point of 4.24%, there will be a corresponding adjustment to the Purchase Price equal to One Million Four Hundred Thousand Dollars ($1,400,000.00). In the event that the YTM of the T-Note increases, the adjustment to the Base Price will be negative. Conversely, in the event the YTM of the T-Note decreases, adjustment to the Base Price will be positive. There will be no adjustment for changes of less than 10 basis points. Promptly after the expiration of the Due Diligence Period, provided that Buyer has not elected to terminate this Agreement as provided in Section 3.6, Seller and Buyer shall execute an amendment to this Agreement substantially in the form of Exhibit B attached hereto, setting forth the Purchase Price as adjusted in accordance with this Section 2.2.2.

Section 2.3 Deposit. Within three (3) business days after the Effective Date, Buyer shall deposit via wire transfer the sum of Three Million and NO/100 Dollars ($3,000,000.00) in immediately available funds as a deposit (the “Initial Deposit”) with Escrow Agent whose address is as indicated in Section 10.3. Provided that Buyer has not elected to terminate this Agreement as provided in Section 3.6, Buyer shall deposit via wire transfer an additional Seven Million and NO/100 Dollars ($7,000,000.00) (the “Additional Deposit”; the Initial Deposit and the Additional Deposit, collectively, the “Deposit”) in immediately available funds with Escrow Agent by 5:00 p.m. Eastern Time on the last day of the Due Diligence Period. The Deposit shall be non-refundable except as expressly provided in Sections 3.6, 4.2, 5.1, 8.1, 10.2 or elsewhere in this Agreement, and shall be held and delivered by Escrow Agent pursuant to the Escrow Agent’s standard joint order escrow agreement modified only to conform to the requirements of this Agreement, and otherwise in accordance with the provisions of Article 5. Interest earned on the Deposit shall be considered part of the Deposit and shall be deemed to have been earned by, and constitute income of, Buyer. Except as otherwise expressly set forth herein, the Deposit shall be applied against the Purchase Price on the Closing Date.

Section 2.4 Independent Consideration. Contemporaneously with the execution and delivery of this Agreement, Buyer has paid to Seller as further consideration for this Agreement, in cash, the sum of One Hundred Dollars ($100.00) (the “Independent Consideration”), in addition to the Deposit and the Purchase Price and independent of any other consideration provided hereunder, which Independent Consideration is fully earned by Seller and is non-refundable under any circumstances.

Section 2.5 Indivisible Economic Package. Buyer has no right to purchase, and Seller has no obligation to sell, less than all of the Property, it being the express agreement and understanding of Buyer and Seller that, as a material inducement to Seller and Buyer to enter into this Agreement, Buyer has agreed to purchase, and Seller has agreed to sell, all of the Property, subject to and in accordance with the terms and conditions hereof.

Section 2.6 Assignment and Assumption of Obligations. At Closing, Seller agrees to assign to Buyer all of Seller’s right, title and interest in, to and under the Leases, Contracts, Licenses and Permits from and after the Closing Date. At Closing, Buyer agrees to assume and perform all of the covenants and obligations of Seller pursuant to the Leases, Contracts, Licenses and Permits which arise on or after the Closing Date. The provisions of this Section 2.6 shall survive the Closing without limitation.

ARTICLE 3 - BUYER’S DUE

DILIGENCE/CONDITION OF THE PROPERTY

Section 3.1 Buyer’s Inspections and Due Diligence. Buyer acknowledges that for a period commencing on the Effective Date and continuing for a period which will expire at 5:00 p.m. Eastern Time on the sixtieth (60th) calendar day following the Effective Date (if such day is a business day, or if not a business day, on the first day following such 60th day which is a business day) (the “Due Diligence Period”), Buyer shall conduct its examinations, inspections, testing, studies and investigations of the Property, information regarding the Property and such documents applicable to the Property, including, without limitation, the documents that Seller delivers or makes available, as set forth in Section 3.2 below (collectively, the “Due Diligence”). Except for any limitations as may be imposed by Section 3.4 below, Buyer and all Licensee Parties may conduct such due diligence activities, inspections, and studies of the Property as such parties deem necessary or appropriate, and examine and investigate to their full satisfaction all facts, circumstances, and matters relating to the Property (including the physical condition and use, availability and adequacy of utilities, access, zoning, compliance with applicable laws, environmental conditions, engineering and structural matters), title and survey matters, and any other matters they deem necessary or appropriate for purposes of consummating this transaction. The Due Diligence shall be at Buyer’s sole cost and expense.

Section 3.2 Delivery Period.

3.2.1 On or before five (5) business days after the Effective Date, Seller shall deliver to Buyer, or make available to Buyer for inspection at the Property or at the office of the Property Manager, the following: (i) copies of the Leases and copies of any subleases or amendments relating thereto; all Tenant correspondence in such Seller’s possession pertaining to such Leases and subleases; and all executory agreements relating to the foregoing Leases or subleases, such as agreements providing for the payment of leasing commissions or the granting of concessions or allowances to the Tenant, subtenant or any other party to such agreements; (ii) the Surveys; (iii) copies of all Contracts; (iv) copies of any of the following items pertaining to each Seller’s Property to the extent they exist and are in such Seller’s possession: existing engineering studies and existing environmental audits prepared by third parties in connection with the Property; equipment and building warranties currently in effect; any plans and specifications relating to the Land and Improvements; the Licenses and Permits; any lists of personal property owned by Seller and located on the Real Property; and copies of all notices received by Seller from any Governmental Entity pertaining to the Property; (v) a copy of Seller’s existing policies of title insurance and existing surveys of the Property, and (vi) a copy of the most recent ad valorem tax statement and any prior year’s statements (collectively, the “Due Diligence Items”).

3.2.2 All documents, materials, and information furnished to or made available to Buyer pursuant to this Section 3.2 are being furnished or made available to Buyer for information purposes only and without any representation or warranty by Seller with respect thereto, express or implied, except as may otherwise be expressly set forth in Section 6.1 below and as limited by Sections 6.2 and 7.2 below, and all such documents, materials, and information are expressly understood by Buyer to be subject to the confidentiality provisions of Section 3.5 below.

3.2.3 Notwithstanding any terms to the contrary in this Agreement, (a) Seller shall not be obligated or otherwise required to furnish or make available to Buyer any of the following (collectively, “Excluded Property Records”): (i) any appraisals or other economic evaluations of, or projections with respect to, all or any portion of the Property, including, without limitation, 2005 capital budgets, prepared by or on behalf of any Seller or any Affiliate of Seller, and (ii) any documents, materials or information which are subject to attorney/client, work product or similar privilege, which constitute attorney communications with respect to the purchase of the Property by Seller, or which are subject to a confidentiality agreement signed by Seller; (b) Due Diligence Items shall not include any Excluded Property Records; and (c) Seller shall have no obligation or liability of any kind to Buyer as a result of Seller not furnishing or making available to Buyer the Excluded Property Records.

Section 3.3 Site Visits. Buyer and its Licensee Parties shall have reasonable access to the Real Property at agreed upon times for agreed upon purposes on at least one (1) business day prior notice to Seller. Such notice shall describe the scope of the Due Diligence Buyer intends to conduct during Buyer’s access to the Real Property. Seller shall make reasonable efforts to have an agent available to accompany Buyer or any Licensee Parties, and in all events Seller shall have the right to have a representative present during any visits to or inspections of any Real Property or any meetings or discussions with any Tenant by Buyer or any Licensee Parties. Buyer will conduct its Due Diligence in a manner so as to minimize, to the extent reasonably possible to do so, any interference with the operations and occupancy of the Property and to minimize, to the extent reasonably possible to do so, any disturbance to the Tenant. Buyer will not enter the Real Property or contact any Property Manager of the Real Property or any Governmental Entity without Seller’s prior written consent, which consent shall not be unreasonably withheld or delayed. Neither Buyer nor any Licensee Parties may contact the Tenant, other than through Jim Nixon or through such other parties as he may direct, without

Seller’s prior written consent. In the event Buyer desires to conduct any physically intrusive Due Diligence, such as sampling of soils, other media, building materials, or the like, Buyer will identify in writing exactly what procedures Buyer desires to perform and request Seller’s express written consent. Seller may withhold or condition consent to any physically intrusive Due Diligence in Seller’s sole and absolute discretion. Upon receipt of Seller’s written consent, Buyer and all Licensee Parties shall, in performing such Due Diligence, comply with the agreed upon procedures and with any and all laws, ordinances, rules, and regulations applicable to the Property and will not engage in any activities which would violate any permit, license, or environmental law or regulation. Buyer will: (a) maintain comprehensive general liability (occurrence) insurance in an amount of not less than $5,000,000 covering any accident arising in connection with the presence of Buyer or the other Licensee Parties on the Real Property or Improvements, and deliver a certificate of insurance, which names the Seller as additional insureds thereunder verifying such coverage to Seller prior to entry upon the Real Property or Improvements; (b) promptly pay when due the costs of all entry and inspections and examinations done with regard to the Property; and (c) restore the Real Property and Improvements to the condition in which the same were found before any such entry upon the Real Property and inspection or examination was undertaken.

Section 3.4 Due Diligence Indemnity. Buyer shall defend, indemnify, and hold harmless Seller, Seller’s partners, shareholders or members, as applicable, and the Property Manager from and against all losses, costs, damages, claims, and liabilities (whether arising out of injury or death to persons or damage to the Property or otherwise) including, but not limited to, costs of remediation, restoration and other similar activities, mechanic’s and materialmen’s liens and attorneys’ fees, arising out of or in connection with Buyer’s Due Diligence, Buyer’s breach of its obligations under Section 3.5 or Buyer’s or any Licensee Parties’ entry upon the Real Property, unless any of the same are caused solely by the gross negligence or willful misconduct of Seller, Seller’s partners, shareholders or members, as applicable, and/or the Property Manager. The provisions of this Section 3.4 shall survive the Closing or, if the purchase and sale is not consummated, any termination of this Agreement, and shall not be subject to the twelve month limitation set forth in Section 6.2.

Section 3.5 Confidentiality. Buyer agrees that any information obtained by Buyer or its attorneys, partners, accountants, lenders, Permitted Third Parties or Licensee Parties (collectively, the “Permitted Outside Parties”) in the conduct of its Due Diligence shall be treated as confidential pursuant to Section 10.11 of this Agreement and shall be used only (i) by Buyer to evaluate its acquisition of the Property from Seller, (ii) by Buyer in furtherance of its efforts to finance its acquisition of the Property, or (iii) by a Permitted Third Party to evaluate its acquisition of any portion of the Property or in furtherance of such party’s efforts to finance such an acquisition (collectively, the “Permitted Purposes”). Buyer further agrees that within its organization, or as to the Permitted Outside Parties, the Due Diligence Items will be disclosed and exhibited only to those persons within Buyer’s organization or to those Permitted Outside Parties who are involved in one of the Permitted Purposes. Buyer further acknowledges that the Due Diligence Items and other information relating to the leasing arrangements between Seller and the Tenant are proprietary and confidential in nature. Buyer agrees not to divulge the contents of such Due Diligence Items or any other information except in strict accordance with Sections 3.5 and 10.11 of this Agreement. In permitting Buyer and the Permitted Outside Parties to review the Due Diligence Items and other information in furtherance of a Permitted Purpose,

Seller has not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either express or implied, have been offered, intended or created by Seller and any such claims are expressly rejected by Seller and waived by Buyer and the Permitted Outside Parties, for whom, by its execution of this Agreement, Buyer is acting as an agent with regard to such waiver. The provisions of this Section 3.5 shall survive the Closing without limitation.

Section 3.6 Right to Terminate. Buyer, by giving Seller and Escrow Agent written notice on or before the end of the Due Diligence Period, may terminate its obligations hereunder without further liability except as described in this Section 3.6 and in Sections 3.4, 3.5, 9.6, and 10.11, and in the event of such termination, the Deposit shall be returned to Buyer. If before the end of the Due Diligence Period, Buyer fails to give Seller such written notice, then Buyer shall be deemed to have elected to waive its rights to terminate this Agreement and to have approved all of the matters described in Sections 3.1 and 3.2. If Buyer timely elects to terminate its obligations hereunder as described above, Buyer shall provide to Seller, promptly after receipt of a request from Seller, originals of all third party reports, studies and appraisals relating to the Property in its possession, without representation or warranty and at no cost to Seller. The foregoing obligation shall survive any termination of this Agreement. Subject to the terms of this Agreement, Buyer, after the expiration of the Due Diligence Period, may continue to conduct further physical Due Diligence or other examinations, inspections, tests, studies and investigations regarding the Property; provided, however, that except as otherwise expressly provided in Sections 5.1 and 10.2.2 or elsewhere in this Agreement, in no event shall Buyer have any right to terminate or otherwise modify its obligations hereunder after the end of the Due Diligence Period as a result of any such further physical Due Diligence or other examinations, inspections, tests, studies or investigations regarding the Property, and the provisions of this Article 3, including, without limitation, the indemnification provisions, shall continue to apply.

Section 3.7 Lease Modifications. Seller acknowledges that Buyer’s obligation to close the transaction contemplated hereby is conditioned upon Buyer and Tenant agreeing, on or prior to the expiration of the Due Diligence Period, upon the terms of such amendments to or modifications of the Leases (collectively, the “Lease Amendments”) as may be mutually acceptable to Buyer and Tenant, including, without limitation, Tenant’s waiver of any and all options to purchase the Property. Each of the Lease Amendments shall be executed by the applicable Seller and Tenant prior to the expiration of the Due Diligence Period (but shall not be effective until the Closing Date) so that the Leases being assigned to Buyer at Closing shall incorporate the modifications set forth in the Lease Amendments.

Section 3.8 Non-Tenant Estoppel Certificates. Seller shall use commercially reasonable efforts to obtain and deliver to Buyer, prior to the expiration of the Due Diligence Period, estoppel certificates from the following parties (collectively, the “Estoppel Parties”): (i) the parties to any reciprocal easement agreement to which any of the Real Property is bound, and (ii) the association or other governing parties of any office park association of which any of the Real Property is a part. A copy of each such estoppel certificate received by Seller shall be delivered by Seller to Buyer promptly after Seller receives such certificate from the Estoppel Parties. Obtaining such certificates shall not, however, be a condition to the Closing, nor shall Seller incur any liability in connection with failing to obtain such certificates. Buyer’s sole remedy, if the estoppel certificates delivered by Seller to Buyer are unacceptable to Buyer for any reason or if the estoppel certificates do not include certificates for all Estoppel Parties, is that Buyer may, by giving Seller written notice on or before the end of the Due Diligence Period, terminate its obligations hereunder without further liability except as described in Sections 3.4, 3.5, 3.6, 9.6 and 10.11. If, before the end of the Due Diligence Period, Buyer fails to give Seller such written notice, then Buyer shall be deemed to have elected to waive its right to terminate this Agreement pursuant to this Section 3.8. After the expiration of the Due Diligence Period, provided Buyer has not terminated this Agreement, Seller shall continue to use reasonable efforts to obtain and deliver to Buyer estoppel certificates from the Estoppel Parties to the extent Seller has not previously delivered to Buyer estoppel certificates from such Estoppel Parties; provided, however, in no event shall Buyer have any right to terminate its obligations hereunder after the end of the Due Diligence Period as a result of any estoppel certificates received or not received by Buyer after the end of the Due Diligence Period.

ARTICLE 4 - TITLE AND SURVEY

Section 4.1 Title to Real Property. Seller shall make available to Buyer not later than fifteen (15) business days after the Effective Date (a) a current commitment or commitments to issue an ALTA (or TLTA, as appropriate) form owner’s policy or policies of title insurance with respect to the Property issued by the Title Company in the amount of the Purchase Price showing Buyer as the proposed insured (collectively, the “Title Commitments”), (b) copies of all recorded documents referred to on Schedule B of the Title Commitments as exceptions to coverage (the “Title Documents”), and (c) current surveys of the Land and Improvements (collectively, the “Surveys”).

Section 4.2 Certain Exceptions to Title. Buyer shall have the right to object in writing to any title matters which are disclosed in the Title Commitments or Surveys (herein collectively called “Liens”) within ten (10) days after the later of (i) the Effective Date, or (ii) the date of receipt of the last of the Title Commitments, the Title Documents and Surveys. Unless Buyer shall timely object to the Liens, all such Liens which are set forth in the Title Commitments, Title Documents or Surveys are “Permitted Exceptions”; provided that any deed of trust, mortgage, judgment, mechanic’s lien (unless such mechanic’s lien is being contested in good faith by Seller and insured or bonded over at Closing so that they do not appear on the Title Policy) and or tax liens (any of the foregoing, a “Monetary Lien”) shall not be considered Permitted Exceptions hereunder and Seller shall be obligated to remove same at or prior to Closing hereunder (irrespective or whether Buyer has specifically objected thereto). Any exceptions which are timely objected to by Buyer shall be herein collectively called the “Title Objections.” Except for any Monetary Liens which Seller is obligated to remove, Seller may elect (but shall not be obligated) to remove or cause to be removed, or insured over, at its expense, any Title Objections, and shall be entitled to a reasonable adjournment of the Closing (not to exceed thirty (30) days) for the purpose of such removal, which removal will be deemed effected by the issuance of title insurance eliminating or, subject to Buyer’s approval not to be unreasonably withheld or delayed, insuring against the effect of the Title Objections. Seller shall notify Buyer in writing within ten (10) days after receipt of Buyer’s notice of Title Objections whether Seller elects to remove the same (“Seller’s Title Objection Response”). If Seller is unable to remove or endorse over any Title Objections prior to the Closing, or if Seller elects not to remove one or more Title Objections other than Monetary Liens, Buyer may elect, as its sole and exclusive remedy therefore, to either (a) terminate this Agreement by giving written notice to Seller and Escrow Agent on or before the later of (i) three (3) business days after receipt of Seller’s Title Objection Response, or (ii) the end of the Due Diligence Period, in which event the Deposit shall be paid to Buyer and, thereafter, the parties shall have no further rights or obligations hereunder except for those obligations which expressly survive the termination of this Agreement as set forth in Sections 3.4, 3.5, 3.6, 9.6 and 10.11, or (b) waive such Title Objections, in which event such Title Objections shall be deemed additional “Permitted Exceptions” and the Closing shall occur as herein provided without any reduction of or credit against the Purchase Price. If before the end of the Due Diligence Period, Buyer fails to give Seller and Escrow Agent such written notice, then Buyer shall be deemed to have elected to waive such Title Objections and its right to terminate this Agreement pursuant to this Section 4.2.

Section 4.3 Title Insurance. At Closing, Seller shall cause the Title Company to issue to Buyer or to be irrevocably committed to issue to Buyer extended coverage ALTA (or TLTA, as applicable) owner’s form title policies (the “Title Policies”), in the aggregate amount of the Purchase Price, insuring that fee simple title to the Real Property is vested in Buyer subject only to the Permitted Exceptions. Buyer shall be entitled to request that the Title Company provide such endorsements (or amendments) to the Title Policy as Buyer may reasonably require, provided that (a) such endorsements (or amendments) shall be at no cost to, and shall impose no additional liability on, Seller, (b) Buyer’s obligations under this Agreement shall not be conditioned upon Buyer’s ability to obtain such endorsements and, if Buyer is unable to obtain such endorsements, Buyer shall nevertheless be obligated to proceed to close the transaction contemplated by this Agreement without reduction of or set off against the Purchase Price, and (c) the Closing shall not be delayed as a result of Buyer’s request.

ARTICLE 5 - REMEDIES AND DEPOSIT INSTRUCTIONS

Section 5.1 Permitted Termination; Seller Default. If the sale of the Property is not consummated due to the permitted termination of this Agreement by Buyer as herein expressly provided, the Deposit shall be returned to Buyer and Buyer will have no liability hereunder except as set forth in Sections 3.4, 3.5, 3.6, 9.6 and 10.11. If the sale of the Property is not consummated due to Seller’s default hereunder, Buyer shall be entitled, as its sole and exclusive remedy, either (a) to terminate this Agreement and receive the return of the Deposit upon the delivery by Buyer of written notice of such termination to Seller and Escrow Agent, or (b) to enforce specific performance of this Agreement. Buyer expressly waives its rights to seek any damages in the event of any default by Seller hereunder except for breach of one of the representations of Seller as set forth in Section 6.1 hereof, the remedy for which breach is provided in Section 6.2 hereof. Buyer shall be deemed to have elected to terminate this Agreement and receive back the Deposit if Buyer fails to file suit for specific performance against Seller in a court prescribed by Section 10.5 hereof, on or before thirty (30) days following the date upon which Closing was to have occurred.

Section 5.2 Buyer Default; Liquidated Damages. IF THE SALE IS NOT CONSUMMATED DUE TO ANY DEFAULT BY BUYER HEREUNDER, THEN SELLER SHALL RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES, WHICH RETENTION SHALL OPERATE TO TERMINATE THIS AGREEMENT AND RELEASE BUYER FROM ANY AND ALL LIABILITY HEREUNDER, EXCEPT AS

PROVIDED IN SECTIONS 3.4, 3.5, 3.6, 9.6 AND 10.11. THE PARTIES HAVE AGREED THAT SELLER’S ACTUAL DAMAGES, IN THE EVENT OF A FAILURE TO CONSUMMATE THIS SALE DUE TO BUYER’S DEFAULT, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE AMOUNT OF THE DEPOSIT IS A REASONABLE ESTIMATE OF THE DAMAGES THAT SELLER WOULD INCUR IN SUCH EVENT. BY PLACING THEIR INITIALS BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION. THE FOREGOING IS NOT INTENDED TO LIMIT BUYER’S SURVIVING OBLIGATIONS UNDER SECTIONS 3.4, 3.5, 3.6, 9.6 AND 10.11.

Initials:	Seller	Buyer

Section 5.3 Deposit Instructions. The Escrow Agent joins herein below to evidence its agreement to hold such funds in accordance with the terms and conditions of this Agreement. Further, the following provisions shall control with respect to the rights, duties and liabilities of the Escrow Agent.

(a) The Escrow Agent acts hereunder as a depository only and is not responsible or liable in any manner whatsoever for the (i) sufficiency, correctness, genuineness or validity of any written instrument, notice or evidence of a party’s receipt of any instruction or notice which is received by the Escrow Agent, or (ii) identity or authority of any person executing such instruction notice or evidence.

(b) The Escrow Agent shall have no responsibility hereunder except for the performance by it in good faith of the acts to be performed by it hereunder, and the Escrow Agent shall have no liability except for its own willful misconduct or gross negligence.

(c) The Escrow Agent shall be reimbursed on an equal basis by Buyer and Seller for any reasonable expenses incurred by the Escrow Agent arising from a dispute with respect to the amount held in escrow, including the cost of any legal expenses and court costs incurred by the Escrow Agent, should the Escrow Agent deem it necessary to retain an attorney with respect to the disposition of the amount held in escrow.

(d) In the event of a dispute between the parties hereto with respect to the disposition of the amount held in escrow, the Escrow Agent shall be entitled, at its own discretion, to deliver such amount to an appropriate court of law pending resolution of the dispute.

(e) The Escrow Agent shall invest the amount in escrow in accounts which are federally insured or which invest solely in government securities and shall be applied in accordance with the terms of this Agreement. Interest earned thereon shall be added to the funds deposited by Buyer.

Section 5.4 Designation of Reporting Person. In order to assure compliance with the requirements of Section 6045 of the Internal Revenue Code of 1986, as amended (for purposes of this Section 5.4, the “Code”), and any related reporting requirements of the Code, the parties hereto agree as follows:

(a) Provided the Escrow Agent shall execute a statement in writing (in form and substance reasonably acceptable to the parties hereunder) pursuant to which it agrees to assume all responsibilities for information reporting required under Section 6045(e) of the Code, Seller and Buyer shall designate the Escrow Agent as the person to be responsible for all information reporting under Section 6045(e) of the Code (the “Reporting Person”). If the Escrow Agent refuses to execute a statement pursuant to which it agrees to be the Reporting Person, Seller and Buyer shall agree to appoint another third party as the Reporting Person.

(b) Seller and Buyer hereby agree:

(i) to provide to the Reporting Person all information and certifications regarding such party, as reasonably requested by the Reporting Person or otherwise required to be provided by a party to the transaction described herein under Section 6045 of the Code; and

(ii) to provide to the Reporting Person such party’s taxpayer identification number and a statement (on Internal Revenue Service Form W-9 or an acceptable substitute form, or on any other form the applicable current or future Code sections and regulations might require and/or any form requested by the Reporting Person), signed under penalties of perjury, stating that the taxpayer identification number supplied by such party to the Reporting Person is correct.

(c) Each party hereto agrees to retain this Agreement for not less than four years from the end of the calendar year in which the Closing occurred, and to produce it to the Internal Revenue Service upon a valid request therefor.

ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF SELLER

Section 6.1 Representations and Warranties of Seller. Subject to the provisions of Sections 6.2 and 7.4, Seller makes the following representations and warranties with respect to the Property. Unless otherwise specified in one or more of the subsections of this Section 6.1, all representations and warranties of Seller shall be deemed given on the Effective Date and on the Closing Date without there being any need for a separate certificate or statement as of such date. Seller has not contracted to make a representation or warranty on the Closing Date precisely as stated in the text of the subsections of this Section 6.1 if the representation or warranty appearing in the text of such subsection will be inaccurate as of the Closing Date. In the event of any such potential inaccuracy as of the Closing Date, Seller may by written certificate delivered before the Closing Date exclude, qualify or set forth exceptions to such representation or warranty as Seller may deem necessary for such representation or warranty to be accurate as of the Closing Date without such action being a breach of this Agreement unless the exclusion, exception or qualification arose as a result of or constitutes a breach of an independent obligation of Seller appearing in this Agreement. If no such written exclusion, exception or qualification is delivered, then as of the Closing Date, the representation or warranty shall be deemed given exactly as appears in the text of the subsection. If a written exclusion, exception or qualification to one or more of such subsections is delivered before Closing and such exclusion, exception or qualification discloses a material, adverse change in the condition or value of the Property or would impose a material financial obligation on Buyer, Buyer shall have the right to terminate this Agreement and receive a return of the Deposit and, thereafter, the parties shall have no further rights or obligations hereunder except for those obligations which expressly survive the termination of this Agreement. If a written exclusion, exception or qualification to one or more of such subsections is delivered before Closing and Closing nevertheless occurs, then as of the Closing Date all such representations and warranties shall be deemed given exactly as appears in the text of such subsection subject only to such exclusion, exception or qualification.

(a) Status. Each Seller is a limited liability company duly organized or formed, validly existing and in good standing under the laws of the State of Illinois.

(b) Authority. The execution and delivery of this Agreement and the performance of each Seller’s obligations hereunder have been or will be duly authorized by all necessary action on the part of such Seller, and this Agreement constitutes the legal, valid and binding obligation of each Seller, subject to equitable principles and principles governing creditors’ rights generally.

(c) Non-Contravention. The execution and delivery of this Agreement by each Seller and the consummation by each Seller of the transactions contemplated hereby will not, to such Seller’s knowledge (i) violate any judgment, order, injunction, decree, regulation or ruling of any court or Governmental Entity or (ii) conflict with, result in a breach of, or constitute a default under the organic documents of such Seller, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which such Seller is a party or by which such Seller may be bound, other than agreements or instruments relating to Seller’s existing financing arrangements which will be paid off at Closing.

(d) Suits and Proceedings. There are no legal actions, suits or similar proceedings pending and served, or, to Seller’s knowledge, threatened against any Seller or the Property which (i) are not adequately covered by existing insurance, (ii) will bind or encumber the Property or Buyer after the Closing Date, or (iii) if adversely determined, would adversely affect the value of the Property, the continued operations thereof, or Seller’s ability to consummate the transactions contemplated hereby.

(e) Non-Foreign Entity. No Seller is a “foreign person” or “foreign corporation” as those terms are defined in the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(f) Consents. Other than the consent of Seller’s Executive Committee, no consent, waiver, approval or authorization is required from any person or entity (that has not already been obtained) in connection with the execution and delivery of this Agreement by any Seller or the performance by any Seller of the transactions contemplated hereby.

(g) Notices. Seller has received no written notices from any Governmental Entity with respect to (i) an actual or threatened condemnation of any portion of the Real Property, or (ii) the violation of any law, statute, ordinance, rule or regulation governing the Property.

(h) Bankruptcy. No Seller has (i) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (ii) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceedings, to hold, administer and/or liquidate all or substantially all of its property, or (iii) made an assignment for the benefit of creditors.

(i) Employees. No Seller has any employees with respect to the Property.

(j) Environmental. Each Seller has or will deliver to Buyer pursuant to Section 3.2 true, correct and complete copies of all written audits, assessments, reports, plans, notices, memoranda, filings, permits, claims and other documents in such Seller’s possession or reasonable control relating to: (i) the presence or absence of Hazardous Materials on the Real Property or any portion thereof, (ii) compliance with or violation of Environmental Laws with respect to the Real Property or any portion thereof, or (iii) the environmental condition of the Real Property or any portion thereof.

(k) Leases. The copies of the Leases which have been, or will be, delivered by Seller to Buyer as part of the Due Diligence Items are, and will be, true, complete and accurate copies thereof and constitute all of the leases, subleases, licenses or other agreements providing for the use or occupancy of any portion of the Property by any third party. To Seller’s knowledge, (i) each of the Leases is in full force and effect, and (ii) Tenant in not in default in any material respect under any of the Leases, nor is Seller aware of any facts or circumstances which, with the passage of time or the giving of notice, would constitute an event of default under any Lease. Except as set forth in the Leases, there are no options to expand, rights of first refusal, options to terminate or renew, or options to purchase any portion of the Property other than the Woodlands ROFO’s.

(l) Commissions. Except as disclosed in this Agreement, there are no commissions or other fees payable to any person, entity, or agent with regard to the execution of any of the Leases or with regard to any options to renew, extend or expand (whether previously or hereafter exercised).

(m) Contracts. There are no agreements in existence which will be binding upon Buyer or the Property after the Closing Date other than the Contracts.

(n) Work in Progress. Seller has not caused any work to be performed or materials to be supplied to the Property nor entered into any contracts for work to be performed or materials to be supplied to the Property for which payment has not been fully made.

Section 6.2 Limited Liability. The representations and warranties of Seller set forth in Section 6.1, together with Seller’s liability for any breach before Closing of any of Seller’s interim operating covenants under Article 8, will survive the Closing for a period of twelve (12) months (the “Survival Period”). Buyer will not have any right to bring any action against Seller as a result of any untruth or inaccuracy of such representations and warranties, or any such breach, unless and until the aggregate amount of all liability and losses arising out of any such untruth or inaccuracy, or any such breach, exceeds $300,000.00. In addition, in no event will Seller’s liability for all such breaches exceed, in the aggregate, $5,000,000.00. Seller shall have no liability with respect to any of Seller’s representations, warranties and covenants herein if, prior to the Closing, Buyer has actual knowledge of any breach of a representation, warranty or covenant of Seller herein, or Buyer obtains knowledge (from whatever source, including, without limitation, any tenant estoppel certificates or any of the Due Diligence Items, as a result of Buyer’s Due Diligence, the inclusion of any information in or written disclosure by Seller or Seller’s agents and employees) that contradicts any of Seller’s representations and warranties herein, and Buyer nevertheless consummates the transaction contemplated by this Agreement. Sections 3.4, 3.5, 3.6, 9.6 and 10.11 will survive Closing until the expiration of the Survival Period unless a different period is specified in such provisions of this Agreement. All other representations, warranties, covenants and agreements made or undertaken by Seller under this Agreement, unless otherwise specifically provided herein, will not survive the Closing Date but will be merged into the Deed and other Closing documents delivered at the Closing.

Section 6.3 Seller’s Knowledge. For purposes of this Agreement and any document delivered at Closing, whenever the phrase “to Seller’s knowledge,” or the “knowledge” of Seller or words of similar import are used, they shall be deemed to refer to facts within the actual knowledge only of David Hunt of Seller and Jim Nixon of Hewitt Associates, LLC, who have, to the degree reasonably necessary, made inquiry of other employees or officers of Seller, and who are directly engaged in the asset management of the Property and/or the sale and purchase transaction described herein and are the individuals responsible for the day-to-day asset management responsibilities for the Property, and no others, at the times indicated only.

Section 6.4 Liability of Representations and Warranties. Buyer acknowledges that the individuals named above are named solely for the purpose of defining and narrowing the scope of Seller’s knowledge and not for the purpose of imposing any liability on or creating any duties running from such individuals to Buyer. Buyer covenants that it will bring no action of any kind against such individuals, any shareholder, partner or member of Seller, as applicable, as a result of these representations and warranties.

ARTICLE 7 - REPRESENTATIONS AND WARRANTIES OF BUYER

Section 7.1 Buyer’s Representations and Warranties. Buyer represents and warrants to Seller the following:

(a) Status. Buyer is a limited liability company duly organized and validly existing under the laws of the State of Delaware.

(b) Authority. The execution and delivery of this Agreement and the performance of Buyer’s obligations hereunder have been or will be duly authorized by all necessary action on the part of Buyer and this Agreement constitutes the legal, valid and binding obligation of Buyer, subject to equitable principles and principles governing creditors’ rights generally.

(c) Non-Contravention. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby will not violate any judgment, order, injunction, decree, regulation or ruling of any court or Governmental Entity or conflict with, result in a breach of, or constitute a default under the organic documents of Buyer, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Buyer is a party or by which it is bound.

(d) Consents. No consent, waiver, approval or authorization is required from any person or entity (that has not already been obtained) in connection with the execution and delivery of this Agreement by Buyer or the performance by Buyer of the transactions contemplated hereby.

(e) Bankruptcy. Buyer has not (i) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (ii) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceeding, to hold, administer and/or liquidate all or substantially all of its property, or (iii) made an assignment for the benefit of creditors.

(f) Solvency. Buyer will not be rendered insolvent in connection with, or as a result of, the performance by Buyer of its obligations hereunder or the consummation of the transactions contemplated hereby.

Section 7.2 Buyer’s Independent Investigation.

7.2.1 Buyer has been given, or will be given before the end of the Due Diligence Period, a full opportunity to inspect and investigate each and every aspect of the Property, either independently or through agents of Buyer’s choosing, including, without limitation:

(a) All matters relating to title, together with all governmental and other legal requirements such as taxes, assessments, zoning, use permit requirements, and building codes;

(b) The physical condition and aspects of the Property, including, without limitation, the interior, the exterior, the square footage within the improvements on the Real Property and within each tenant space therein, the structure, the paving, the utilities, and all other physical and functional aspects of the Property, including, without limitation, an examination for the presence or absence of Hazardous Materials, which shall be performed or arranged by Buyer at Buyer’s sole expense;

(c) Any easements and/or access rights affecting the Property;

(d) The Leases and all matters in connection therewith, including, without limitation, the ability of the Tenant to pay Rent;

(e) The Contracts, the Licenses and Permits, and any other documents or agreements affecting the Property which are delivered by Seller or obtained by Buyer hereunder; and

(f) All other matters of material significance affecting the Property or delivered to Buyer by Seller in accordance with Article 3 of this Agreement.

7.2.2 THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT HAS BEEN NEGOTIATED BETWEEN SELLER AND BUYER, THIS AGREEMENT REFLECTS THE MUTUAL AGREEMENT OF SELLER AND BUYER, AND BUYER HAS CONDUCTED, OR WILL CONDUCT, ITS OWN INDEPENDENT EXAMINATION OF THE PROPERTY. OTHER THAN THE MATTERS REPRESENTED IN SECTION 6.1 HEREOF AS SUCH MAY BE LIMITED BY SECTION 6.2 HEREOF, BUYER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER OR ANY OF SELLER’S AGENTS OR REPRESENTATIVES, AND BUYER HEREBY ACKNOWLEDGES THAT NO SUCH REPRESENTATIONS HAVE BEEN MADE. SELLER SPECIFICALLY DISCLAIMS, AND NEITHER IT NOR ANY OTHER PERSON IS MAKING, ANY REPRESENTATION, WARRANTY OR ASSURANCE WHATSOEVER TO BUYER AND NO WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EITHER EXPRESS OR IMPLIED, ARE MADE BY SELLER OR RELIED UPON BY BUYER WITH RESPECT TO THE STATUS OF TITLE TO OR THE MAINTENANCE, REPAIR, CONDITION, DESIGN OR MARKETABILITY OF THE PROPERTY, OR ANY PORTION THEREOF, INCLUDING BUT NOT LIMITED TO (a) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (b) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (c) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (d) ANY RIGHTS OF BUYER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, (e) ANY CLAIM BY BUYER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN, WITH RESPECT TO THE IMPROVEMENTS OR THE PERSONAL PROPERTY, (f) THE FINANCIAL CONDITION OR PROSPECTS OF THE PROPERTY AND (g) THE COMPLIANCE OR LACK THEREOF OF THE REAL PROPERTY OR THE IMPROVEMENTS WITH GOVERNMENTAL REGULATIONS, IT BEING THE EXPRESS INTENTION OF SELLER AND BUYER THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE PROPERTY WILL BE CONVEYED AND TRANSFERRED TO BUYER IN ITS PRESENT CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS”, WITH ALL FAULTS. Buyer represents that it is a knowledgeable, experienced and sophisticated buyer of real estate, and that it is relying solely on its own expertise and that of Buyer’s consultants in purchasing the Property and that it is receiving reasonably equivalent value in consummating the transactions contemplated hereby. Buyer acknowledges and agrees that it will have the opportunity to conduct such inspections, investigations and other independent examinations of the Property and related matters, including but not limited to the physical and environmental conditions thereof, during the Due Diligence Period and, except as set forth in Section 6.1 (as limited by Section 6.2), Buyer will rely upon same and not upon any statements of Seller or of any officer, director, employee, agent or attorney of Seller. Buyer acknowledges that all information obtained by Buyer will be obtained from a variety of sources and, except to the extent set forth in Section 6.1, Seller will not be deemed to have represented or warranted the completeness, truth or accuracy of any of the Due Diligence Items or other such information heretofore or hereafter furnished to Buyer. Upon Closing, Buyer will assume the risk that adverse matters, including, but not limited to, adverse physical and environmental conditions, may not have been revealed by Buyer’s inspections and investigations. Buyer acknowledges and agrees that upon Closing, Seller will sell and convey to Buyer, and Buyer will accept the Property, “AS IS, WHERE IS,” with all faults. Buyer further acknowledges and agrees that there are no oral agreements, warranties or representations, collateral to or affecting the Property, by Seller, any agent of Seller or any third party. Seller is not liable or bound in any manner by any oral or written statements, representations or information pertaining to the Property furnished by any real estate broker, agent, employee, servant or other person, unless the same are specifically set forth or referred to herein. Buyer acknowledges that the Purchase Price reflects the “as is, where is” nature of this sale and any faults, liabilities, defects or other adverse matters that may be associated with the Property. BUYER, WITH BUYER’S COUNSEL, HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS AGREEMENT, AND UNDERSTANDS THE SIGNIFICANCE AND EFFECT THEREOF. BUYER ACKNOWLEDGES AND AGREES THAT THE DISCLAIMERS AND OTHER AGREEMENTS SET FORTH HEREIN ARE AN INTEGRAL PART OF THIS AGREEMENT, AND THAT SELLER WOULD NOT HAVE AGREED TO SELL THE PROPERTY TO BUYER FOR THE PURCHASE PRICE WITHOUT THE DISCLAIMER AND OTHER AGREEMENTS SET FORTH IN THIS AGREEMENT. THE TERMS AND CONDITIONS OF THIS SUBSECTION 7.2.2 WILL EXPRESSLY SURVIVE THE CLOSING, WILL NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS AND WILL BE INCORPORATED INTO THE DEED.

Section 7.3 Buyer’s Release of Seller.

7.3.1 Seller Released From Liability. Seller is hereby released from all responsibility and liability to Buyer regarding the condition (including its physical condition and its compliance with applicable laws, and the presence in the soil, air, structures and surface and subsurface waters, of Hazardous Materials or substances that have been or may in the future be determined to be toxic, hazardous, undesirable or subject to regulation and that may need to be specially treated, handled and/or removed from the Property under current or future federal, state and local laws, regulations or guidelines), valuation, salability or utility of the Property, or its suitability for any purpose whatsoever except to the extent that such responsibility or liability is the result of the material inaccuracy (if any) of Seller’s representations under Section 6.1 hereof.

7.3.2 Buyer’s Waiver of Objections. Buyer acknowledges that it will inspect the Property, observe its physical characteristics and existing conditions and had, or will have, the opportunity to conduct such investigation and study on and of said Property and adjacent areas as it deemed necessary, and subject to Seller’s responsibility for any breach of the warranties and representations contained in Section 6.1 of this Agreement, hereby waives any and all objections to or complaints (including but not limited to actions based on federal, state or common law and any private right of action under CERCLA, RCRA or any other state and federal law to which the Property is or may be subject) regarding physical characteristics and existing conditions, including without limitation structural and geologic conditions, subsurface soil and water conditions and solid and hazardous waste and Hazardous Materials on, under, adjacent to or otherwise affecting the Property. Buyer further hereby assumes the risk of changes in applicable laws and regulations relating to past, present and future environmental conditions on the Property, and the risk that adverse physical characteristics and conditions, including without limitation the presence of Hazardous Materials or other contaminants, may not be revealed by its investigation.

7.3.3 Survival. The foregoing waivers and releases by Buyer shall survive either (a) the Closing and the recordation of the Deed, and shall not be deemed merged into the Deed upon its recordation, or (b) any termination of this Agreement.

Section 7.4 Discharge. Notwithstanding any other provisions contained herein, or in any document or instrument delivered in connection with the transfer contemplated hereby, to the contrary (including, without limitation, any language providing for survival of certain provisions hereof or thereof), Buyer hereby acknowledges and agrees that (a) prior to Closing, Buyer’s sole recourse in the event of a breach by Seller shall be as set forth in Section 5.1 hereof, and (b) Seller shall, upon consummation of Closing, be deemed to have satisfied and fulfilled all of Seller’s covenants, indemnities, and obligations contained in this Agreement and the documents delivered pursuant hereto, and Seller shall have no further liability to Buyer or otherwise with respect to this Agreement, the transfers contemplated hereby, or any documents delivered pursuant hereto, except to the extent of any obligation or liability Seller may have under Section 6.1 as to which Seller’s liability, if any, shall be limited as provided in Section 6.2.

ARTICLE 8 - COVENANTS OF SELLER

From the Effective Date until the Closing or earlier termination of this Agreement, and except as otherwise consented to or approved by Buyer, Seller covenants and agrees with Buyer as follows:

Section 8.1 Leases. After the Effective Date, Seller shall not, without Buyer’s prior written consent in each instance, which consent shall not be unreasonably withheld and shall be given or denied in good faith within three (3) business days after receipt by Buyer of the information referred to in the next sentence, modify or amend any Lease (except to the extent provided in Section 3.7 hereof); consent to any assignment or sublease in connection with any Lease; or terminate any Lease or remove the Tenant under any Lease, whether by summary proceedings or otherwise. Seller shall furnish Buyer with a written notice of the proposed action which shall contain information regarding the proposed action that Seller believes is reasonably necessary to enable Buyer to make informed decisions with respect to the advisability of the proposed action. If Buyer fails to object in writing to any such proposed action within three (3) business days after receipt of the aforementioned information, Buyer shall be deemed to have approved the proposed action. If any Lease requires that the landlord’s consent be given under the applicable circumstances (or not be unreasonably withheld), then Buyer shall be deemed ipso facto to have approved such action. Any notice from Buyer rejecting the proposed action shall include a description of the reasons for Buyer’s rejection.

Section 8.2 Certain Interim Operating Covenants. Seller covenants to Buyer that Seller will, from the Effective Date until Closing or earlier termination of this Agreement, (i) continue to operate, manage and maintain the Property in the ordinary course of Seller’s business and substantially in accordance with Seller’s present practice, subject to ordinary wear and tear and further subject to Section 10.2; (ii) maintain fire and extended coverage insurance on the Property which is at least equivalent in all material respects to the insurance policies covering the Land and the Improvements as of the Effective Date; (iii) refrain from transferring any portion of the Property or creating with respect to the Property any easements, liens, mortgages, encumbrances, or other interests which will not be satisfied and released as to the Property on or before Closing, (iv) continue to perform in all material respects all of its obligations under the Leases, the Contracts and the Licenses and Permits, and (v) promptly provide Buyer with copies of with all written notices received by Seller of violations by Seller or the Property of any federal, state, city, or municipal laws, ordinances, regulations, orders, or requirements of any Governmental Entity. In addition, from and after the end of the Due Diligence Period until Closing or earlier termination of this Agreement, Seller will (y) not enter into any new contracts for the provision of goods or services to or with respect to the Property other than in the ordinary course of business, or renew, extend, modify or replace any of the Contracts unless such contract is terminable as of the Closing Date without payment of any fees or penalty or unless Buyer consents thereto in writing, which approval shall not be unreasonably withheld, delayed or conditioned, and (z) notify Buyer, prior to the expiration of the Due Diligence Period, of any new contract entered into by Seller for the provision of goods or services to or with respect to the Property and provide Buyer with an accurate, complete, fully-executed copy of such contract.

ARTICLE 9 - CLOSING AND CONDITIONS

Section 9.1 Escrow Instructions; Closing.

9.1.1 Escrow Instructions. Upon execution of this Agreement, the parties hereto shall deposit an executed counterpart of this Agreement with the Title Company, and this Agreement shall serve as escrow instructions to the Title Company as the escrow holder for consummation of the purchase and sale contemplated hereby. Seller and Buyer agree to execute supplemental written escrow instructions in order to enable the Title Company to comply with the terms of this Agreement (the “Closing Escrow Instructions”). The form of the Closing Escrow Instructions shall be agreed upon by the parties prior to the expiration of the Due Diligence Period. In the event of any conflict between the provisions of this Agreement and the provisions of the Closing Escrow Instructions, the terms of this Agreement shall control.

9.1.2 Closing. The closing hereunder (“Closing”) shall be held and delivery of all items to be made at the Closing under the terms of this Agreement shall be made through escrow at Escrow Agent’s office on the date that is thirty (30) days after the last day of the Due Diligence Period (if such day is a business day, or if not a business day, on the first day following such 30th day which is a business day), or such other date and time as Buyer and

Seller may mutually agree upon in writing (the “Closing Date”). Such date may not be extended without the prior written approval of both Seller and Buyer. On the Closing Date, Buyer shall deposit in escrow with the Escrow Agent the Purchase Price (subject to adjustments described in Section 9.5), together with all other costs and amounts to be paid by Buyer at the Closing pursuant to the terms of this Agreement, by Federal Reserve wire transfer of immediately available funds to an account to be designated by the Escrow Agent. On the Closing Date, Buyer will cause the Escrow Agent to (i) pay to Seller by Federal Reserve wire transfer of immediately available funds to an account designated by Seller, the Purchase Price (subject to adjustments described in Section 9.5), less any costs or other amounts to be paid by Seller at Closing pursuant to the terms of this Agreement, and (ii) pay all appropriate payees the other costs and amounts to be paid by Buyer at Closing pursuant to the terms of this Agreement and Seller will direct the Escrow Agent to pay to the appropriate payees out of the proceeds of Closing payable to Seller, all costs and amounts to be paid by Seller at Closing pursuant to the terms of this Agreement.

Section 9.2 Conditions to Closing.

9.2.1 Buyer’s Conditions to Closing. It shall constitute a condition precedent to Buyer’s obligation to consummate the Closing hereunder that the following conditions shall have been satisfied as of the Closing Date:

(a) All of the material representations, warranties, covenants, and agreements of Seller contained herein shall be true and correct and/or shall have been performed, as the case may be, in all material respects.

(b) There shall be no Material Adverse Change (as hereinafter defined) in the financial condition of the Tenant, and the Leases shall be in full force and effect without material default thereunder by any party thereto. As used herein, a “Material Adverse Change” in the financial condition of the Tenant shall mean any reduction in the net worth of the Tenant by more than 10% from that which is reflected in the publicly available financial statements as of the expiration of the Due Diligence Period. To the extent that the Tenant has made share purchases during such period, the amount of cash directed to that purpose shall be added back in to equity for the purpose of making the foregoing calculation.

(c) Seller shall have obtained executed estoppel certificates (the “Estoppel Certificates”), in substantially the form attached hereto as Exhibit D, from the Tenant under and with respect to each of the Leases.

(d) Seller shall (i) terminate all leasing and management agreements with respect to the Property with the Property Manager (or any other counter-parties to such agreements), effective as of the Closing Date, (ii) pay any and all costs and expenses of termination thereof, and (iii) provide Buyer with evidence of the foregoing terminations and payments (the “Termination Documents”).

(e) Seller shall have delivered a release (the “Bulk Sales Release”) issued by the Illinois Department of Revenue (the “Department”) stating that no withholding of the proceeds from the sale is required in connection with the “bulk sales” provisions of the Illinois Income Tax Act (35 ILCS 5/902(d)) and the Retailers Occupation Tax Act (35 ILCS 5j), or, in

the alternative, Seller shall deliver to Buyer at Closing an agreement (the “Bulk Sales Indemnity Agreement”) from FORE pursuant to which FORE agrees to indemnify, protect, and hold Buyer harmless against and from any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, proceedings, costs, disbursements, or expenses which may be imposed upon or incurred by or asserted against Buyer and arising from or out of any demand for unpaid taxes or a claim for lien issued by the Department pursuant to the Illinois law against either HP I, HP II or HP III related to the sale of the 4OP Property or the Half Day Property.

(f) Seller and Tenant shall have entered into the Lease Modifications.

(g) Seller shall have delivered to Buyer a waiver of the Woodlands ROFO’s from each of the parties entitled to exercise the same.

(h) If any one or more of the foregoing conditions shall not be satisfied, then Buyer may, by giving Seller written notice on or before the Closing Date, terminate this Agreement, in which event the Deposit shall be paid to Buyer and, thereafter, the parties shall have no further rights or obligations hereunder except for those obligations which expressly survive the termination of this Agreement.

9.2.2 Seller’s Conditions to Closing. It shall constitute a condition precedent to Seller’s obligation to consummate the Closing hereunder that that the following conditions shall have been satisfied as of the Closing Date:

(a) Seller shall have obtained, no later than February 18, 2005, a waiver of the Woodlands ROFO’s from each of the parties entitled to exercise the same; provided, however, that Seller agrees to waive the foregoing condition so long as Buyer agrees to waive the condition set forth in Section 9.2.1(g) above.

(b) All of the material representations, warranties, covenants, and agreements of Buyer contained herein shall be true and correct and/or shall have been performed, as the case may be, in all material respects.

Section 9.3 Seller’s Closing Documents and Other Items. At or before Closing, each Seller shall deposit into escrow the following items with respect to its respective Property:

9.3.1 Duly executed and acknowledged Special (Limited) Warranty Deed, the form of which shall be agreed upon by Seller and Buyer during the Due Diligence Period (the “Deed”);

9.3.2 Two duly executed counterparts of a Bill of Sale, the form of which shall be agreed upon by Seller and Buyer during the Due Diligence Period (the “Bill of Sale”);

9.3.3 Two (2) duly executed counterparts of an Assignment and Assumption of Lease, the form of which shall be agreed upon by Seller and Buyer during the Due Diligence Period (the “Assignment and Assumption of Lease”);

9.3.4 Two (2) duly executed counterparts of an Assignment and Assumption of Contracts, Warranties and Guaranties, Licenses and Permits and Other Intangible Property, the form of which shall be agreed upon by Seller and Buyer during the Due Diligence Period (the “Assignment and Assumption of Contracts”);

9.3.5 Originals of (i) the Leases, including, without limitation, the fully executed Lease Amendments (and original, associated lease files), (ii) the Contracts, (iii) any agreements entered into by Seller after the Effective Date in accordance with Section 8.2, and (iv) and the Licenses and Permits;

9.3.6 The original Bulk Sales Release or, in the alternative, the Bulk Sales Indemnity Agreement;

9.3.7 A certificate from Tenant certifying that no Material Adverse Change has occurred in Tenant’s financial condition since the expiration of the Due Diligence Period;

9.3.8 A certificate from Seller reaffirming the continued truth and validity, in all material respects, of the representations of Seller as set forth in Section 6.1;

9.3.9 Originals of the Estoppel Certificates;

9.3.10 The Termination Documents;

9.3.11 A GAP Undertaking, signed by Seller;

9.3.12 An affidavit pursuant to Section l445(b)(2) of the Code, and on which Buyer is entitled to rely, stating that Seller is not a “foreign person” within the meaning of Section l445(f)(3) of the Code;

9.3.13 Notices to the Tenant, signed by applicable Seller, that shall disclose that the Property has been sold to Buyer and that, after the Closing, all rents should be paid to Buyer or Buyer’s designee;

9.3.14 Documentation to establish to Buyer’s and the Title Company’s reasonable satisfaction the due authority of such Seller’s sale of the Property and such Seller’s delivery of the documents required to be delivered by Seller pursuant to this Agreement;

9.3.15 Seller shall deliver to Buyer a set of keys to the Property on the Closing Date. (location of any of the items referred to in this subsection at the Property on the Closing Date shall be deemed to be delivery to Buyer);

9.3.16 If applicable, duly completed and signed real estate transfer tax declarations;

9.3.17 Such other documents as may be reasonably required by the Title Company or as may be agreed upon by Seller and Buyer to consummate the purchase of the Property as contemplated by this Agreement;

9.3.18 Two (2) duly executed counterparts of the Closing Statement; and

9.3.19 Two (2) duly executed counterparts of the Closing Escrow Instructions.

Section 9.4 Buyer’s Closing Documents and Other Items. At or before Closing, Buyer shall deposit into escrow the following items with respect to each Property:

9.4.1 The balance of the Purchase Price and such additional funds as are necessary to close this transaction;

9.4.2 Two (2) duly executed counterparts of the Bill of Sale;

9.4.3 Two (2) duly executed counterparts of the Assignment and Assumption of Leases;

9.4.4 Two (2) duly executed counterparts of the Assignment and Assumption of Contracts;

9.4.5 Documentation to establish to Seller’s reasonable satisfaction the due authority of Buyer’s acquisition of the Property and Buyer’s delivery of the documents required to be delivered by Buyer pursuant to this Agreement;

9.4.6 If applicable, duly completed and signed real estate transfer tax declarations;

9.4.7 Such other documents as may be reasonably required by the Title Company or as may be agreed upon by Seller and Buyer to consummate the purchase of the Property as contemplated by this Agreement;

9.4.8 Two (2) duly executed counterparts of the Closing Statement; and

9.4.9 Two (2) duly executed counterparts of the Closing Escrow Instructions.

Section 9.5 Prorations and Closing Costs.

9.5.1 Seller and Buyer agree to adjust, as of 11:59 p.m. on the day immediately preceding the Closing Date (the “Proration Time”), the following (collectively, the “Proration Items”): real estate and personal property taxes and assessments (subject to the terms of Section 9.5.2 below), utility bills (except as hereinafter provided), and collected Rents. Seller will be charged and credited for the amounts of all of the Proration Items relating to the period up to and including the Proration Time, and Buyer will be charged and credited for all of the Proration Items relating to the period after the Proration Time. No prorations will be made in relation to insurance premiums, and Seller’s insurance policies will not be assigned to Buyer. Final readings and final billings for utilities, to the extent not paid directly by the Tenant, will be made if possible as of the Proration Time, in which event no proration will be made at Closing with respect to utility bills.

9.5.2 All ad valorem real estate and personal property taxes with respect to the Property (to the extent not paid directly by the Tenant) shall be prorated as of the Proration Time without regard to when said taxes are payable, using the tax year of the applicable taxing authority, so that (i) any taxes assessed against the Property and allocable to periods prior to the Proration Time shall be credited to Buyer (but only to the extent such taxes are not paid directly by the Tenant) and (ii) any taxes assessed against the Property and allocable to periods from and after the Proration Time shall be the responsibility of Buyer. If the amount of any taxes to be prorated in accordance with this Section 9.5.2 is not then ascertainable, the adjustment thereof shall be predicated upon 100% of the most recent ascertainable assessments and tax rates (and assuming, with respect to the Orlando Real Estate, that HP IV takes advantage of the maximum discount provided by the taxing municipality for early payment of real estate taxes). Seller and Buyer do hereby further agree with regard to any proration for real estate taxes for which the final bill was not ascertainable as of the Proration Time, to reprorate said real estate taxes forthwith upon Buyer’s receipt of the actual tax bill for the tax year in question. This covenant shall survive the Closing of this transaction. .

9.5.3 With respect to the Leases, the following will be credited to Buyer at Closing as of the Proration Time: (i) all non-cash lease, security or other deposits held by Seller, (ii) an amount equal to all current and future abatements, concessions or allowances granted to the Tenant under the Leases, (iii) an amount equal to unpaid tenant improvements and lease commissions in connection with Leases, (iv) all prepaid rent and rent paid for the balance of the month of Closing, (v) all sums currently held by Seller pursuant to the terms of Leases as estimated deposits for tenants’ share of real estate taxes and operating expenses for the period after Closing, (vi) all cash lease, security or other deposits made by Tenant under the Leases and interest thereon, if any, received, earned or required to have been earned prior to the Proration Time. Seller shall not receive credit at Closing for any payments of rental obligations due, but not paid on the Proration Time from the Tenant under the terms of the Leases (“Non-Credit Items”). Following receipt by Seller or Buyer of any payments from Tenant for which there is a Non-Credit Item in existence, such payments shall be distributed and/or remitted in the following order of priority: (i) to Buyer for rent and other Lease obligations due or accrued from such tenant from and after the Proration Time and when, and only when, such rents and other Lease obligations have been paid in full to Buyer; then (ii) the balance to Seller to the extent of any such Non-Credit Items with respect to Tenant. If a Non-Credit Item due Seller is not paid by Tenant within the later of (a) sixty (60) days after the Closing or (b) sixty (60) days after billing therefor, Seller shall have the right to attempt to effect collection by litigation or otherwise so long as Seller does not take any action which would (x) affect Tenant’s right to occupy the leased premises or (y) terminate its Lease. Buyer shall cooperate with Seller in its efforts to collect Non-Credit Items but shall not be required to take any action against Tenant which would affect Tenant’s right to occupy its leased premises or terminate its Lease.

9.5.4 Buyer shall receive a credit against the Purchase Price at Closing for all payments, if any, due or owing under any Contracts for periods prior to the Closing Date, which amounts shall be prorated as of the Proration Time. If Seller has paid any amounts under any Contracts for periods after the Proration Time, Buyer shall pay such amounts to Seller at Closing in addition to the Purchase Price.

9.5.5 Such preliminary estimated Closing prorations shall be set forth on a preliminary closing statement to be prepared by Seller and submitted to Buyer for Buyer’s approval prior to the Closing Date (the “Closing Statement”). The Closing Statement, once agreed upon, shall be signed by Buyer and Seller and delivered to the Escrow Agent for purposes of making the preliminary proration adjustment at Closing subject to the final cash settlement provided for below. The preliminary proration shall be paid at Closing by Buyer to Seller (if the preliminary prorations result in a net credit to Seller) or by Seller to Buyer (if the preliminary prorations result in a net credit to Buyer) by increasing or reducing the cash to be delivered by Buyer in payment of the Purchase Price at the Closing. If the actual amounts of the Proration Items are not known as of the Proration Time, the prorations will be made at Closing on the basis of the best evidence then available; thereafter, when actual figures are received (not to exceed 120 days after Closing), re-prorations will be made on the basis of the actual figures, and a final cash settlement will be made between Seller and Buyer. The provisions of this Section 9.5.1(a) will survive the Closing for a period of twelve (12) months.

9.5.6 Seller shall pay (a) the cost of discharging any Monetary Liens affecting the Property, (b) one-half of the Escrow Agent’s escrow fee, (b) all of the costs associated with the issuance of the Title Commitments and Title Policy, other than the costs of any endorsements Buyer may require in accordance with Section 4.3; (c) the cost of the Surveys, (d) State of Illinois and Lake County transfer taxes, Florida deed taxes, and (e) any additional costs and charges customarily charged to sellers in accordance with common escrow practices in the county in which the Property is located, other than those costs and charges specifically required to be paid by Buyer hereunder. Buyer shall pay (a) one-half of the Escrow Agent’s escrow fee, (b) the costs of any endorsements to the Title Policies that Buyer may require in accordance with Section 4.3, (c) the recording fees required in connection with the transfer of the Property to Buyer; and (d) any additional costs and charges customarily charged to buyers in accordance with common escrow practices in the municipality in which the Property is located, other than those costs and charges specifically required to be paid by Seller hereunder.

Section 9.6 Broker. Seller hereby represents and warrants to Buyer that it did not employ or use any broker or finder to arrange or bring about this transaction. Buyer hereby represents and warrants to Seller that Buyer has not employed any broker with respect to this transaction, other than Broker, and that there are no claims or rights for brokerage commissions or finder’s fees in connection with the transactions contemplated by this Agreement, other than the commission (“Broker’s Commission”) required to be paid to Broker. Provided that the sale of the Property has closed pursuant to the terms of this Agreement and that Seller has received the Purchase Price at Closing (subject to adjustment as provided herein), Seller shall pay the Broker’s Commission, but in no event shall Seller be obligated to pay more than $1,500,000.00 (the “Commission Cap”). Seller shall not be obligated to pay a brokerage commission to any other party in connection with the transaction contemplated hereby. If any person brings a claim for a commission or finder’s fee based upon any contact, dealings, or communication with Seller in connection with the transactions contemplated by this Agreement, then Seller shall defend Buyer from such claim, and shall indemnify Buyer and hold Buyer harmless from any and all costs, damages, claims, liabilities, or expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Buyer with respect to the claim. If any person brings a claim for a commission or finder’s fee based upon any contact, dealings, or communication with Buyer in connection with the transactions contemplated by this Agreement, other than Broker (subject, however, to the Commission Cap), then Buyer shall defend Seller from such claim, and shall indemnify Seller and hold Seller harmless from any and all costs, damages, claims, liabilities, or expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Seller with respect to the claim. The provisions of this Section 9.6 shall survive the Closing or, if the purchase and sale is not consummated, any termination of this Agreement and shall not be subject to the twelve month limitation set forth in Section 6.2.

Section 9.7 Expenses. Except as provided in Sections 9.5 and 9.6, each party hereto shall pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, in the case of Buyer, all third-party engineering and environmental review costs and all other Due Diligence costs.

ARTICLE 10 - MISCELLANEOUS

Section 10.1 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified, or supplemented only by a written agreement signed by Buyer and Seller.

Section 10.2 Risk of Loss and Insurance Proceeds.

10.2.1 Minor Loss. Buyer shall be bound to purchase the Property for the full Purchase Price as required by the terms hereof, without regard to the occurrence or effect of any damage to or destruction of any of the Improvements or condemnation of any portion of the Real Property, provided that: (a) such damage or destruction or such partial condemnation would not give rise to a termination right on behalf of Tenant pursuant to the applicable Lease, and (b) upon the Closing, there shall be a credit against the Purchase Price due hereunder equal to the amount of any insurance proceeds or condemnation awards collected by the applicable Seller as a result of any such damage or destruction or condemnation, plus the amount of any insurance deductible, less any sums expended by such Seller toward the restoration or repair of the applicable Property or in collecting such insurance proceeds or condemnation awards. If the proceeds or awards have not been collected as of the Closing, then such proceeds or awards shall be assigned to Buyer, except to the extent needed to reimburse the applicable Seller for sums expended prior to the Closing to repair or restore the affected Property or to collect any such proceeds or awards.

10.2.2 Major Loss. If such damage or destruction or condemnation as specified above would give rise to a termination right on behalf of Tenant pursuant to the applicable Lease and Tenant does, in fact, terminate the applicable Lease, then Buyer may at its option, to be exercised by written notice to Seller within ten (10) business days of Seller’s notice of the Tenant’s termination of the applicable Lease, terminate this Agreement (and, if applicable, Buyer shall be entitled to a reasonable adjournment of the Closing Date to accommodate the time period allowed under the applicable Lease for Tenant to exercise such termination right). Buyer’s failure to elect to terminate this Agreement within said ten (10) business day period shall be deemed an election by Buyer to consummate this purchase and sale transaction. If Buyer elects to terminate this Agreement within such ten (10) business day period, neither party shall have any further rights or obligations hereunder except as provided in Sections 3.4, 3.5, 3.6, 9.6 and 10.11. If Buyer elects or is deemed to have elected to proceed with the purchase, then upon the Closing, there shall be a credit against the Purchase Price due hereunder equal to the amount of any insurance proceeds or condemnation awards collected by the applicable Seller as a result of any such damage or destruction or condemnation, plus the amount of any insurance deductible, less any sums expended by such Seller toward the restoration or repair of the affected Property. If the proceeds or awards have not been collected as of the Closing, then such proceeds or awards shall be assigned to Buyer, except to the extent needed to reimburse the applicable Seller for sums expended prior to the Closing to repair or restore the affected Property.

Section 10.3 Notices. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the following address:

If to Seller:	c/o FORE Holdings LLC. 100 Half Day Road Lincolnshire, Illinois 60069 Attn: Mr. C. Lawrence Connolly, III Facsimile: (847) 771-7906

with copies to:	Jones Day 77 West Wacker Drive Chicago, Illinois 60601 Attn: Susan I. Matejcak, Esq. Facsimile: (312) 782-8585

If to Buyer:	Warmack JDG Investment II, LLC c/o Warmak and Company, LLC 30 Morris Lane Texarkana, TX 75503-2115 Attn: James Warmack Facsimile: (903) 223-7777

with Copies to:	Eichenbaum, Liles & Heister One Union National Plaza 124 West Capitol Avenue, Suite 1400 Little Rock, Arkansas 72201-3736 Attn: Gary F. Liles., Esq. Facsimile: (501) 376-8433

and to:	Freeborn & Peters, LLP 311 South Wacker Drive, Suite 3000 Chicago, Illinois 60606 Attn: Michael A. Moynihan, Esq. Facsimile: (312) 360-6996

If to Escrow Agent:	Chicago Title Insurance Company 171 North Clark Street Chicago, Illinois 60601 Attn: Linda M. Tyrrell Facsimile: (312) 223-4857

Any such notices may be sent by (a) certified mail, return receipt requested, in which case notice shall be deemed delivered five (5) business days after deposit, postage prepaid in the U.S. mail, (b) a nationally recognized overnight courier, in which case notice shall be deemed delivered one (1) business day after deposit for next business day delivery with such courier, or (c) facsimile transmission, in which case notice shall be deemed delivered upon electronic verification that transmission to recipient was completed. The above addresses and facsimile numbers may be changed by written notice to the other party; provided that no notice of a change of address or facsimile number shall be effective until actual receipt of such notice. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice.

Section 10.4 Assignment; Resale.

10.4.1 Prohibition Against Assignment. Buyer and Seller shall not have the right to assign all this Agreement, without the prior written consent of the other party.

10.4.2 Permitted Assignments. Notwithstanding the restriction set forth in Section 10.4.1, Buyer and Seller may each assign, upon written notice to the non-assigning party (a) their interests herein to an Affiliate of such assigning party, and (b) their rights (but not obligations) herein to any party which is not an Affiliate for the purposes of effectuating an exchange of properties under Section 1031 of the Code, provided that no such assignment relieves the assigning party of its obligations hereunder. In addition, Seller acknowledges that Buyer may have an interest in assigning its rights under this Agreement with respect to a portion of the Property (such portion being referred to herein as the “Affected Property”), to one or more third parties (individually, a “Proposed Assignee”). Upon the delivery of notice to Seller containing Buyer’s request for Seller’s consent to assign Buyer’s rights to purchase the Affected Property hereunder to a Proposed Assignee, Seller agrees to grant its written consent to such request provided that Buyer remains liable to perform all of its obligations under this Agreement despite the subject assignment. A Proposed Assignee as which Seller’s written consent has been obtained by Buyer as described in the preceding sentence shall be referred to herein as an “Approved Assignee”.

10.4.3 Binding Affect. For purposes of this Section 10.4, this Agreement will be binding upon and inure to the benefit of Seller and Buyer and their respective successors and Approved Assigns, and no other party will be conferred any rights by virtue of this Agreement or be entitled to enforce any of the provisions hereof. Whenever a reference is made in this Agreement to Seller or Buyer, such reference will include the successors and permitted assigns of such party under this Agreement.

10.4.4 Resale Transaction. Seller acknowledges that Buyer may have an interest in reselling the Affected Property after Closing to one or more third parties (individually, a “Proposed Repurchaser”). Upon the delivery of written notice by Buyer, Seller agrees that any Proposed Repurchaser or Approved Assignee (collectively referred to herein as “Permitted Third Parties”) shall be permitted, subject to the requirements of Sections 3.3, 3.4 and 3.5 hereof, to conduct, or participate along with Buyer, in the Due Diligence described in Section 3.1 including, without limitation, (i) by reviewing the Due Diligence Items described in Section 3.2, (ii) conducting the site visits described in Section 3.3, and (iii) participating, along with Buyer, in the lease modification negotiations described in Section 3.7. A Permitted Third Party shall be deemed to be a Permitted Outside Party hereunder provided that such Permitted Third Party otherwise complies with the requirements of Section 3.5 and Section 10.11 hereof.

Section 10.5 Governing Law and Consent to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS. ANY ACTION ARISING OUT OF THIS AGREEMENT MUST BE COMMENCED BY BUYER OR SELLER IN THE STATE COURTS OF THE STATE OF ILLINOIS OR IN U.S. FEDERAL COURT FOR THE NORTHERN DISTRICT OF ILLINOIS AND EACH PARTY HEREBY CONSENTS TO THE JURISDICTION OF THE ABOVE COURTS IN ANY SUCH ACTION AND TO THE LAYING OF VENUE IN THE STATE OF ILLINOIS. ANY PROCESS IN ANY SUCH ACTION SHALL BE DULY SERVED IF MAILED BY REGISTERED MAIL, POSTAGE PREPAID, TO THE PARTIES AT THEIR RESPECTIVE ADDRESS DESCRIBED IN SECTION 10.3 HEREOF.

Section 10.6 Counterparts. This Agreement may be executed in two or more fully or partially executed counterparts, each of which will be deemed an original binding the signer thereof against the other signing parties, but all counterparts together will constitute one and the same instrument.

Section 10.7 Entire Agreement. This Agreement and any other document to be furnished pursuant to the provisions hereof embody the entire agreement and understanding of the parties hereto as to the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings other than those expressly set forth or referred to in such documents. This Agreement and such documents supersede all prior agreements and understandings among the parties with respect to the subject matter hereof.

Section 10.8 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement, or affecting the validity or enforceability of any of the terms or provisions of this Agreement.

Section 10.9 Attorney Fees. If any action is brought by any party to this Agreement to enforce or interpret its terms or provisions, the prevailing Party will be entitled to reasonable attorney fees and costs incurred in connection with such action prior to and at trial and on any appeal therefrom.

Section 10.10 Payment of Fees and Expenses. Each party to this Agreement will be responsible for, and will pay, all of its own fees and expenses, including those of its counsel and accountants, incurred in the negotiation, preparation, and consummation of this Agreement and the transaction contemplated hereunder.

Section 10.11 Confidential Information. The parties acknowledge that the transaction described herein is of a confidential nature and shall not be disclosed except to Permitted Outside Parties or as required by law. No party shall make any public disclosure of the specific terms of this Agreement, except as required by law (including SEC regulations and NYSE requirements). In connection with the negotiation of this Agreement and the preparation for the consummation of the transactions contemplated hereby, each party acknowledges that it will have access to confidential information relating to the other party. Each party shall treat such information as confidential, preserve the confidentiality thereof, and not duplicate or use such information, except to Permitted Outside Parties in connection with the transactions contemplated hereby. In the event of the termination of this Agreement for any reason whatsoever, Buyer shall return to Seller, all documents, work papers, engineering and environmental studies and reports and all other materials (including all copies thereof obtained from Seller in connection with the transactions contemplated hereby), and each party shall use its best efforts, including instructing its employees and others who have had access to such information, to keep confidential and not to use any such information. Except as required by applicable law, neither party shall issue any press release or make any statement to the media without the other party’s consent, which consent shall not be unreasonably withheld. The provisions of this Section 10.11 shall survive the Closing or, if the purchase and sale is not consummated, any termination of this Agreement and shall not be subject to the twelve (12)-month limitation set forth in Section 6.2.

Section 10.12 No Joint Venture. Nothing set forth in this Agreement shall be construed to create a joint venture between Buyer and Seller.

Section 10.13 Waiver of Jury Trial. Each party to this Agreement hereby expressly waives any right to trial by jury of any claim, demand, action or cause of action (each, an “Action”) (a) arising out of this Agreement, including any present or future amendment thereof or (b) in any way connected with or related or incidental to the dealings of the parties or any of them with respect to this Agreement (as hereafter amended) or any other instrument, document or agreement executed or delivered in connection herewith, or the transactions related hereto or thereto, in each case whether such Action is now existing or hereafter arising, and whether sounding in contract or tort or otherwise and regardless of which party asserts such Action; and each party hereby agrees and consents that any such Action shall be decided by court trial without a jury, and that any party to this Agreement may file an original counterpart or a copy of this Section 10.13 with any court as written evidence of the consent of the parties to the waiver of any right they might otherwise have to trial by jury.

Section 10.14 Limited Liability. Neither the members, managers, employees or agents of Seller, nor the shareholders, officers, directors, employees or agents of any of them shall be liable under this Agreement and all parties hereto shall look solely to the assets of Seller for the payment of any claim or the performance of any obligation by Seller.

Section 10.15 Time of Essence. Time is of the essence of this Agreement.

Section 10.16 No Waiver. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver, nor shall a waiver in any instance constitute a waiver in any subsequent instance. No waiver shall be binding unless executed in writing by the party making the waiver.

Section 10.17 Cooperation with Financing Efforts. Buyer’s obligations hereunder are in no way contingent upon receiving financing from any third party for any portion of the Purchase Price. Notwithstanding the foregoing, Seller acknowledges that Buyer is entitled to finance any part of its acquisition of the Property and, provided that Seller incurs no additional liability as a result, Seller agrees to reasonably cooperate with Buyer in Buyer’s efforts to obtain financing, including, without limitation, assisting Buyer in (i) securing subordination, non-disturbance and attornment agreements from the Tenant, and (ii) obtaining endorsements to the Title Policy to the extent required by Buyer’s lender.

Section 10.18 Facsimile Signatures. Signatures to this Agreement, any amendment hereof and any notice given hereunder, transmitted by telecopy shall be valid and effective to bind the party so signing. Each party agrees to promptly deliver an execution original of this Agreement (and any amendment hereto) with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Agreement (or any amendment hereto), it being expressly agreed that each party to this Agreement shall be bound by its own telecopied signature and shall accept the telecopied signature of the other party to this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

SELLER:	HEWITT PROPERTIES I LLC, an Illinois limited liability company

	By:	/s/ David L. Hunt
	Name:	David L. Hunt
	Title:	Chief Executive

HEWITT PROPERTIES II LLC, an Illinois limited liability company

	By:	/s/ David L. Hunt
	Name:	David L. Hunt
	Title:	Chief Executive

HEWITT PROPERTIES III LLC, an Illinois limited liability company

	By:	/s/ David L. Hunt
	Name:	David L. Hunt
	Title:	Chief Executive

HEWITT PROPERTIES IV LLC, an Illinois limited liability company

	By:	/s/ David L. Hunt
	Name:	David L. Hunt
	Title:	Chief Executive

BUYER:	WARMACK JDG INVESTMENT II, LLC, a Delaware limited liability company

	By:	/s/ James T. Warmack
	Name:	James T. Warmack
	Title:	Its Manager

ESCROW AGENT:

The Escrow Agent is executing this Agreement to evidence its agreement to hold the Deposit and act as escrow agent in accordance with the terms and conditions of this Agreement.

CHICAGO TITLE INSURANCE COMPANY

By:
Name:
Title:

EXHIBIT A-1

Description of 4OP Land

PHASE I:

LOTS 1 AND 2 IN LINCOLNSHIRE CORPORATE CENTER UNIT 3, BEING A SUBDIVISION OF PART OF SECTIONS 22 AND 27, TOWNSHIP 43 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED OCTOBER 3, 1985 AS DOCUMENT 2388875, AND AMENDED BY LETTERS OF AMENDMENT RECORDED NOVEMBER 14, 1986 AS DOCUMENT 2505119 AND NOVEMBER 21, 1986 AS DOCUMENT 2507771, IN LAKE COUNTY, ILLINOIS.

PHASE II:

PARCEL 1: THAT PART OF LOTS 1 AND 2 IN LINCOLNSHIRE CORPORATE CENTER UNIT 3, BEING A SUBDIVISION OF PART OF SECTIONS 22 AND 27, TOWNSHIP 43 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED OCTOBER 3, 1985 AS DOCUMENT 2388875, AND AMENDED BY LETTERS OF AMENDMENT RECORDED NOVEMBER 14, 1986 AS DOCUMENT 2505119 AND NOVEMBER 21, 1986 AS DOCUMENT 2507771, IN LAKE COUNTY, ILLINOIS, DESCRIBED AS FOLLOWS:

THAT PART OF SAID LOTS 1 AND 2 IN THE AFOREMENTIONED LINCOLNSHIRE CORPORATE CENTER UNIT 3 LYING EASTERLY AND NORTHERLY OF THE FOLLOWING DESCRIBED LINE: BEGINNING AT A POINT ON THE NORTH LINE OF SAID LOT 2, A DISTANCE OF 7.00 FEET WESTERLY OF THE NORTHEAST CORNER THEREOF; THENCE SOUTH 02 DEGREES 08 MINUTES 57 SECONDS WEST PARALLEL WITH THE WEST LINE OF SAID LOT 2, A DISTANCE OF 294.00 FEET; THENCE SOUTH 87 DEGREES 51 MINUTES 03 SECONDS EAST PARALLEL WITH THE NORTH LINE OF LOTS 1 AND 2, A DISTANCE OF 173.00 FEET; THENCE SOUTH 02 DEGREES 08 MINUTES 57 SECONDS WEST, 166.85 FEET; THENCE NORTH 87 DEGREES 51 MINUTES 03 SECONDS WEST PARALLEL WITH THE NORTH LINE OF LOTS 1 AND 2, A DISTANCE OF 20.16 FEET; THENCE SOUTH 02 DEGREES 12 MINUTES 15 SECONDS WEST, 134.83 FEET; THENCE SOUTH 47 DEGREES 08 MINUTES 56 SECONDS WEST, 17.87 FEET; THENCE SOUTH 43 DEGREES 06 MINUTES 17 SECONDS EAST, 11.86 FEET; THENCE SOUTH 46 DEGREES 31 MINUTES 18 SECONDS WEST, 12.01 FEET; THENCE SOUTH 42 DEGREES 51 MINUTES 04 SECONDS EAST, 17.77 FEET; THENCE SOUTH 02 DEGREES 12 MINUTES 15 SECONDS WEST, 59.59 FEET; THENCE SOUTH 47 DEGREES 08 MINUTES 56 SECONDS WEST, 19.45 FEET; THENCE SOUTH 02 DEGREES 12 MINUTES 15 SECONDS WEST, 32.17 FEET; THENCE SOUTH 42 DEGREES 51 MINUTES 04 SECONDS EAST, 156.36 FEET; THENCE SOUTH 13 DEGREES 12 MINUTES 52 SECONDS EAST, 158.99 FEET TO THE SOUTH LINE OF SAID LOT 1.

PARCEL 2: EASEMENT FOR THE BENEFIT OF PARCEL ONE OVER THOSE PORTIONS OF LOTS 1 AND 2 IN LINCOLNSHIRE CORPORATE CENTER UNIT 3, AFORESAID, LYING WESTERLY AND SOUTHERLY OF THE AFOREDESCRIBED LINE, AS CREATED BY THE RECIPROCAL EASEMENT AND SHARE FACILITIES OPERATING AGREEMENT DATED JULY 31, 1998 AND RECORDED SEPTEMBER 1, 1998 AS DOCUMENT 4198461, BY AND BETWEEN HEWITT PROPERTIES I LLC, AN ILLINOIS LIMITED LIABILITY COMPANY, AND HEWITT PROPERTIES II LLC, AN ILLINOIS LIMITED LIABILITY COMPANY, FOR THE FOLLOWING DESCRIBED PURPOSES: AN EASEMENT TO USE THAT PORTION OF THE COMMON AREA, AS DEFINED THEREIN AND DEPICTED ON THE SITE PLAN ATTACHED AS EXHIBIT “C”, CONSISTING OF DRIVEWAYS AND TRAFFIC LANES TO PROVIDE UNINTERRUPTED PASSAGE BY MOTOR VEHICLES FOR INGRESS AND EGRESS BETWEEN THE ENTRANCES AND EXITS; AN EASEMENT TO USE THAT PORTION OF THE AFORESAID COMMON AREA, CONSISTING OF SIDEWALKS AND EXTERIOR WALKWAYS; EASEMENT TO THE PARKING FACILITIES AND SUCH PORTIONS OF THE AFORESAID COMMON AREA CONSISTING OF MARKED PARKING SPACES AND TRAFFIC LANES; EASEMENT TO USE THE LOADING DOCK AREA, AS DEFINED THEREIN AND DEPICTED ON THE SITE PLAN ATTACHED AS EXHIBIT “C”; EASEMENT FOR MAINTENANCE, REPAIR AND RECONSTRUCTION OF THE COMMON BUILDING COMPONENTS, AS DEFINED THEREIN; EASEMENTS IN THOSE PORTIONS OF THE BASEMENT OF THE PAVILION, THE LOADING DOCK AREA AND THE TECHNOLOGY BUILDING WHERE CHILLERS, SHARED FACILITIES AND PIPES SERVING SUCH FACILITIES ARE CURRENTLY LOCATED FOR THE PURPOSE OF CONNECTING ANY AND ALL OF THE PIPE(S) FOR SHARED FACILITIES AND/OR MAINTAINING, REPAIRING AND REPLACING EXISTING SHARED FACILITIES, AS DEFINED THEREIN; AND EASEMENT FOR BUILDING ENCROACHMENTS OVER THE AREA AND THE COMMON BUILDING COMPONENTS, IN LAKE COUNTY, ILLINOIS.

EXHIBIT A-2

Description of Half Day Land

PARCEL 1: THAT PART OF LOT 2 (EXCEPT THE WESTERLY 150 FEET THEREOF) LYING NORTH OF THE CENTER LINE OF THE ROAD IN BROWN’S SUBDIVISION OF THE EAST 1/2 OF THE SOUTHWEST 1/4 AND THE NORTHWEST 1/4 OF THE SOUTH EAST 1/4 OF SECTION 13, TOWNSHIP 43 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED OCTOBER 17, 1876 AS DOCUMENT 16002, IN BOOK “A” OF PLATS, PAGE 39, IN LAKE COUNTY, ILLINOIS.

PARCEL 2: THE WEST 132 FEET OF THE SOUTH 1/2 OF THE NORTHEAST 1/4 OF THE SOUTH EAST 1/4 OF SECTION 13, TOWNSHIP 43 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, (EXCEPTING THEREFROM THAT PART THEREOF LYING SOUTH OF THE CENTER OF THE STATE ROUTE NO. 22), IN LAKE COUNTY, ILLINOIS.

PARCEL 3: THAT PART OF THE NORTHWEST 1/4 OF THE NORTHEAST 1/4 OF THE SOUTH EAST 1/4 OF SECTION 13, TOWNSHIP 43 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, LYING WESTERLY OF THE WESTERLY RIGHT OF WAY LINE OF THE NORTHERN ILLINOIS TOLL HIGHWAY, IN LAKE COUNTY, ILLINOIS.

PARCEL 4: LOT 1 (EXCEPT THE WESTERLY 150 FEET THEREOF) IN BROWN’S SUBDIVISION OF THE EAST 1/2 OF THE SOUTHWEST 1/4 AND THE NORTHWEST 1/4 OF THE SOUTH EAST 1/4 OF SECTION 13, TOWNSHIP 43 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED OCTOBER 17, 1876 AS DOCUMENT 16002, IN BOOK “A” OF PLATS, PAGE 39, IN LAKE COUNTY, ILLINOIS.

PARCEL 5: THE WESTERLY 150 FEET OF THAT PART OF LOT 2 LYING NORTH OF THE CENTER LINE OF THE ROAD IN BROWN’S SUBDIVISION, OF THE EAST 1/2 OF THE SOUTHWEST 1/4 AND THE NORTHWEST 1/4 OF THE SOUTH EAST 1/4 OF SECTION 13, TOWNSHIP 43 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED OCTOBER 17, 1876 AS DOCUMENT 16002, IN BOOK “A” OF PLATS, PAGE 39, IN LAKE COUNTY, ILLINOIS.

PARCEL 6: THE WESTERLY 150 FEET OF LOT 1 IN BROWN’S SUBDIVISION, OF THE EAST 1/2 OF THE SOUTHWEST 1/4 AND THE NORTHWEST 1/4 OF THE SOUTH EAST 1/4 OF SECTION 13, TOWNSHIP 43 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED OCTOBER 17, 1876 AS DOCUMENT 16002, IN BOOK “A” OF PLATS, PAGE 39, IN LAKE COUNTY, ILLINOIS.

PARCEL 7: LOT 4 IN BROWN’S SUBDIVISION, OF THE EAST 1/2 OF THE SOUTHWEST 1/4 AND THE NORTHWEST 1/4 OF THE SOUTH EAST 1/4 OF SECTION 13, TOWNSHIP

43 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED OCTOBER 17, 1876 AS DOCUMENT 16002, IN BOOK “A” OF PLATS, PAGE 39, IN LAKE COUNTY, ILLINOIS.

PARCEL 8: THAT PART OF THE EAST 1/2 OF THE NORTHEAST 1/4 OF SECTION 13, TOWNSHIP 43 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, LYING WESTERLY OF THE WESTERLY LINE OF THE TOLL HIGHWAY, IN LAKE COUNTY, ILLINOIS.

PARCEL 9: THAT PART OF LOT 3 LYING NORTH OF A LINE DESCRIBED AS FOLLOWS: BEGINNING AT A POINT ON THE EAST LINE OF SAID LOT 3, WHICH IS 60.36 FEET NORTH OF ITS INTERSECTION WITH THE CENTER LINE OF STATE ROUTE NO. 22; THENCE SOUTHWESTERLY TO A POINT ON THE WEST LINE OF SAID LOT 3, WHICH IS 31.60 FEET NORTH OF ITS INTERSECTION WITH THE CENTER LINE OF SAID STATE ROUTE NO. 22, ALL BEING IN BROWN’S SUBDIVISION, OF THE EAST 1/2 OF THE SOUTHWEST 1/4 AND THE NORTHWEST 1/4 OF THE SOUTH EAST 1/4 OF SECTION 13, TOWNSHIP 43 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED OCTOBER 17, 1876 AS DOCUMENT 16002, IN BOOK “A” OF PLATS, PAGE 39, IN LAKE COUNTY, ILLINOIS.

PARCEL 10: THAT PART OF LOT 6 LYING NORTH OF SAID STATE ROUTE NO. 22, IN BROWN’S SUBDIVISION, OF THE EAST 1/2 OF THE SOUTHWEST 1/4 AND THE NORTHWEST 1/4 OF THE SOUTH EAST 1/4 OF SECTION 13, TOWNSHIP 43 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED OCTOBER 17, 1876 AS DOCUMENT 16002, IN BOOK “A” OF PLATS, PAGE 39, IN LAKE COUNTY, ILLINOIS.

PARCEL 11: THAT PART OF LOT 7 LYING NORTH OF THE NORTH LINE OF ROUTE 22 IN BROWN’S SUBDIVISION, OF THE EAST 1/2 OF THE SOUTHWEST 1/4 AND THE NORTHWEST 1/4 OF THE SOUTH EAST 1/4 OF SECTION 13, TOWNSHIP 43 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED OCTOBER 17, 1876 AS DOCUMENT 16002, IN BOOK “A” OF PLATS, PAGE 39, IN LAKE COUNTY, ILLINOIS.

PARCEL 12: LOTS 5 AND 8 IN BROWN’S SUBDIVISION, OF THE EAST 1/2 OF THE SOUTHWEST 1/4 AND THE NORTHWEST 1/4 OF THE SOUTH EAST 1/4 OF SECTION 13, TOWNSHIP 43 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED OCTOBER 17, 1876 AS DOCUMENT 16002, IN BOOK “A” OF PLATS, PAGE 39, IN LAKE COUNTY, ILLINOIS.

EXHIBIT A-3

Description of Orlando Land

Lot 4, Block 21, Central Florida Research Park Section III as recorded in Plat Book 19, Pages 24 through 28 of the Public Records of Orange County, Florida, and a portion of Lot 1, Block 31, Central Florida Research Park Section IV, as recorded in Plat Book 28, Pages 65 through 72 of the Public Records of Orange County, Florida, being more particularly described as follows:

Beginning at the Northeast corner of said Lot 4, Block 21 run South 00° 12’ 10” East along the East line of said Lot 4, said line also being the West line of Palm Lakes Estates, Fifth Addition as recorded in Plat Book “U”, Page 85 of the Public Records of Orange County, Florida, a distance of 551.19 feet to the Southeast corner of said Lot 4, Block 21, said point also being the Northeast corner of said Lot 1, Block 31, Central Florida Research Park Section IV; thence continue South 00° 12’ 10” East along the East line of said Lot 1, said line also being the West line of Palm Lakes Estates Fifth Addition as recorded in Plat Book “U”, Page 85 of the Public Records of Orange County, Florida, a distance of 891.19 feet; thence North 90° 00’ 00” West for 237.05 feet; thence South 74° 00’ 00” West for 341.78 feet; thence South 14° 00’ 00” West for 87.59 feet; thence South 74° 00’ 00” West for 106.47 feet; thence North 76° 00’ 00” West for 69.56 feet; thence South 14° 00’ 00” West for 24.30 feet; thence North 76° 00’ 00” West for 124.24 feet; thence South 74° 00’ 00” West for 819.72 feet to a point on the West line of Lot 1, Block 31, Central Florida Research Park Section IV, as recorded in Plat Book 28, Pages 65-72 of the Public Records of Orange County, Florida; thence North 17° 10’ 35” West along the Westerly line of said Lot 1, a distance of 1109.98 feet to the Northwesterly corner of said Lot 1, said corner also being a point on a curve, concave Northwesterly, having a radius of 1296.47 feet; thence from a chord bearing of North 75° 13’ 34” East, run Easterly along the arc of said curve and the Northerly line of Lot 1 through a central angle of 09° 12’ 49” a distance of 208.48 feet to the Point of Tangency; thence continue along the Northerly line of said Lot 1, North 70° 37’ 09” East, a distance of 564.24 feet to the point of curvature of a curve, concave Southwesterly and having a radius of 46.00 feet; thence Southeasterly along the arc of said curve and the perimeter of said Lot 1, through a central angle of 90° 00’ 00” a distance of 72.26 feet to the Point of Tangency; thence South 19° 22’ 51” East, along the perimeter of said Lot 1, a distance of 60.00 feet to the point of curvature of a curve concave Northeasterly and having a radius of 750.00 feet; thence Southeasterly along the arc of said curve and the perimeter of said Lot 1, through a central angel of 17° 06’ 12”, a distance of 223.88 feet; thence departing said curve, North 75° 17’ 11” East, a distance of 86.98 feet to the Southwest corner of said Lot 4, Block 21, said corner also being a point on a curve, concave Northeasterly and having a radius of 670.00 feet; thence Northwesterly along the arc of said curve and the Westerly line of said Lot 4, through a central angle of 19° 51’ 48”, a distance of 232.27 feet to the Point of Tangency; thence North 19° 22’ 51” West, along the Westerly line of said Lot 4, a distance of 160.00 feet to the Northwest corner of said Lot 4; thence North 68° 21’ 20” East, along the North line of said Lot 4, a distance of 1247.06 feet to the POINT OF BEGINNING.

EXHIBIT A-4

Description of Woodlands Land

Being a 76.768 acre tract of land situated in Montgomery County, Texas in the John Taylor Survey, A-547, and being more particularly described by metes and bounds as follows with all control referred to the 1927 Texas State Plane Coordinate System, Lambert Projection, South Central Zone:

BEGINNING at the southeast corner of North Campus Drive as recorded with the Amending Plat of Section 35 of the Village of Panther Creek in Cabinet “J”, Sheet 11 of the Montgomery County Map Records having a Texas State Plane Coordinate Value of X= 3,112,891.82, Y= 868,034.83 and being S 53°18’02” E, 4,446.83 feet from the northwest corner of said John Taylor Survey, A-547;

THENCE with the northeasterly right-of-way line of said North Campus Drive along a curve to the left an arc distance of 226.56 feet based on a radius of 540.00 feet, a central angle of 24°02’20” and having a chord which bears N 22°53’32” W a chord distance of 224.90 feet to the most southerly corner of Research Forest Section 4 as recorded in Cabinet “H”, Sheet 84-A of the Montgomery County Map Records, same being owned by Bruker Instruments, Inc. as recorded in File No. 9366756 of the Montgomery County Real Property Records;

THENCE along the boundary line of said Section 4 as follows:

N 64°03’19” E, 71.07 feet to a point for corner;

N 87°39’53” E, 5.00 feet to a point for corner;

N 02°20’07” W, 4.00 feet to a point for corner;

N 87°39’53” E, 65.00 feet to a point for corner;

And	N 02°20’07” W, 210.42 feet to a point for corner;

THENCE leaving the east line of said Section 4, N 87°39’53” E, at 120.00 feet pass the southwest corner of that certain San Jacinto River Authority 0.350 acre tract as recorded in File No. 9635565 of the Montgomery County Real Property Records, in all a total distance of 243.50 feet to the southeast corner of said 0.350 acre tract;

THENCE along the east line of said 0.350 acre tract N 02°20’07” W, at 109.50 feet pass its northeast corner, in all a total distance of 160.46 feet to a point for corner;

THENCE easterly along a curve to the left an arc distance of 431.47 feet based on a radius of 1,980.00 feet, a central angle of 12°29’08” and having a chord which bears S 87°18’24” E a chord distance of 430.62 feet to a point of tangency;

THENCE N 86°27’02” E, 520.73 feet to a point for corner;

THENCE N 89°53’03” E, 500.90 feet to a point for corner;

THENCE N 86°27’02” E, 65.80 feet to a point for corner;

THENCE S 03°32’58” E, 291.00 feet to a point for corner in the boundary line of existing Lake Woodlands;

THENCE along the boundary line of existing Lake Woodlands as follows:

S 16°43’40” W, 37.48 feet to a point for corner;

S 10°58’56” E, 154.51 feet to a point for corner;

S 34°37’15” E, 250.98 feet to a point for corner;

S 00°40’21” E, 64.30 feet to a point for corner;

S 27°26’17” W, 184.70 feet to a point for corner;

S 63°35’36” W, 105.49 feet to a point for corner;

S 27°23’43” W, 82.89 feet to a point for corner;

S 03°08’42” W, 172.03 feet to a point for corner;

S 26°31’59” W, 91.36 feet to a point for corner;

S 69°13’20” W, 120.42 feet to a point for corner;

S 52°38’12” W, 63.75 feet to a point for corner;

S 65°45’58” W, 197.79 feet to a point for corner;

S 54°28’22” W, 44.38 feet to a point for corner;

S 45°39’17” W, 91.33 feet to a point for corner;

S 04°47’15” E, 43.27 feet to a point for corner;

S 13°12’49” W, 96.38 feet to a point for corner;

S 47°14’03” W, 92.03 feet to a point for corner;

S 27°41’40” W, 144.95 feet to a point for corner;

S 55°02’29” W, 100.50 feet to a point for corner;

S 80°23’32” W, 155.52 feet to a point for corner;

N 86°22’58” W, 135.06 feet to a point for corner;

N 19°21’09” W, 20.37 feet to a point for corner;

S 41°48’25” W, 108.65 feet to a point for corner;

S 12°26’33” W, 16.80 feet to a point for corner;

S 24°56’50” W, 11.82 feet to a point for corner;

S 01°22’14” E, 84.17 feet to a point for corner;

S 24°41’43” E, 89.56 feet to a point for corner;

S 50°41’40” E, 97.29 feet to a point for corner;

S 86°24’04” E, 105.40 feet to a point for corner;

S 63°10’56” E, 62.93 feet to a point for corner;

S 25°41’48” E, 66.59 feet to a point for corner;

S 04°05’06” W, 56.03 feet to a point for corner;

And	S 25°01’27” W, 45.47 feet to a point for corner;

THENCE leaving said boundary line N 75°57’49” W, 75.85 feet to a point of curvature;

THENCE along a curve to the left an arc distance of 782.88 feet based on a radius of 2,080.00 feet, a central angle of 21°33’55” and having a chord which bears N 86°44’47” W a chord distance of 778.26 feet to a point for corner;

THENCE N 02°20’08” W, at 190.72 feet pass an angle point in the east line of said Section 35, in all a total distance of 1,094.00 feet to a point for corner in the east line of said Section 35;

THENCE leaving the east line of said Section 35, N 87°39’53” E, 49.99 feet to a point for corner in the east line of that certain 50 foot wide Moran Pipeline Company (Texas Intrastate Gas Company) easement as recorded in Volume 603, Page 171 and Volume 594, Page 446 of the Montgomery County Deed Records;

THENCE along the east line of said pipeline easement N 02°20’07” W, 615.86 feet to a point for corner in the northeast line of that certain 1.107 acre sanitary sewer easement as recorded in File No. 9535058 of the Montgomery County Real Property Records;

THENCE with the northeast line of said sanitary sewer easement along a curve to the right an arc distance of 26.13 feet based on a radius of 460.00 feet, a central angel of 03°15’17” and having a chord which bears N 32°09’39” W a chord distance of 26.13 feet to a point of tangency;

THENCE continuing along said northeast line N 30°32’00” W, 21.37 feet to a point for corner;

THENCE leaving said northeast line S 79°05’38” W, 33.31 feet to the POINT OF BEGINNING and containing 76.768 acres of land.

EXHIBIT B

Form of Price Adjustment Amendment

FIRST AMENDMENT TO AGREEMENT OF SALE AND PURCHASE

THIS FIRST AMENDMENT TO AGREEMENT OF SALE AND PURCHASE (this “Amendment”) is executed as of this              day of                 , 2005, by and between HEWITT PROPERTIES I LLC, an Illinois limited liability company (“HP I”), HEWITT PROPERTIES II LLC, an Illinois limited liability company (“HP II”), HEWITT PROPERTIES III LLC, an Illinois limited liability company (“HP III”), HEWITT PROPERTIES IV, LLC, an Illinois limited liability company (“HP IV”; HP I, HP II, HP III and HP IV are sometimes hereinafter referred to individually or collectively, as the context requires, as “Seller”), and WARMACK JDG INVESTMENT II, LLC, a Delaware limited liability company (“Buyer”).

W I T N E S S E T H:

WHEREAS, as of                     , 2005, Seller and Buyer entered into that certain Agreement of Sale and Purchase (the “Agreement”), relating to the purchase and sale of certain property commonly known as 4 Overlook Point, Lincolnshire, Illinois, 90, 98 and 100 Half Day Road, Lincolnshire, Illinois, 2300 Discovery Drive, Orlando, Florida, and 2601 Research Forest Drive, The Woodlands, Texas, all as more particularly described in the Agreement (collectively, the “Property”); and

WHEREAS, Section 2.2.2 of the Agreement provided for an adjustment to the Purchase Price as of the expiration of the Due Diligence Period, and the Due Diligence Period has now expired;

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. All capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.

2. Adjusted Purchase Price. Seller and Buyer hereby agree that the Purchase Price, as adjusted in the manner provided in Section 2.2.2 of the Agreement, shall be                                  and NO/100 Dollars ($                    ) (the “Adjusted Purchase Price”). All references in the Agreement to the Purchase Price shall be deemed to refer to the Adjusted Purchase Price.

3 Effect. Except as specifically set forth above, all terms and conditions of the Agreement shall remain in full force and effect.

4 Counterparts. This Amendment may be executed in any number of counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Seller and Purchaser have caused this First Amendment to Agreement of Purchase and Sale to be executed as of the date first written above.

SELLER:	HEWITT PROPERTIES I LLC, an Illinois limited liability company

By:
Name:
Title:

HEWITT PROPERTIES II LLC, an Illinois limited liability company

By:
Name:
Title:

HEWITT PROPERTIES III LLC, an Illinois limited liability company

By:
Name:
Title:

HEWITT PROPERTIES IV LLC, an Illinois limited liability company

By:
Name:
Title:

BUYER:	WARMACK JDG INVESTMENT II, LLC, a Delaware limited liability company

By:
Name:
Title:

EXHIBIT C-1

List of 4OP Contracts

None.

EXHIBIT C-2

List of Half Day Contracts

None.

EXHIBIT C-3

List of Orlando Contracts

None.

EXHIBIT C-4

List of Woodlands Contracts

None.

EXHIBIT D

Form of Tenant Estoppel Certificate

[Buyer]

[Buyer’s Lender]

[Assignee]

[Assignee’s Lender]

[Repurchaser]

[Repurchaser’s Lender]

Re:	Lease dated:
(List Lease and all amendments with dates)

Landlord:

Tenant:

Leased Premises:

Ladies and Gentlemen:

The undersigned is Tenant pursuant to the Lease above-described. The undersigned hereby certifies, represents and warrants to you, as of the date hereof as follows:

1. The Lease between Landlord (as above-described) and the undersigned, as Tenant, for the Leased Premises (as above-described) consists only of the original lease and the amendments thereto and other documents in respect thereof, if any (all as above-described). (As used hereinafter, the term “Lease” shall mean all such instrument(s) collectively.) The Lease constitutes a complete statement of the agreements, covenants, terms and conditions of Landlord and Tenant with respect to the letting of the Leased Premises, and there are no other agreements or understandings between Landlord and Tenant with respect to the Leased Premises, the Lease, the letting or otherwise.

2. The term of the Lease commenced on                      and will end on                      . Except as specified in the Lease, Tenant has no:

A. options or other rights to renew or extend the term of the Lease or to cancel the Lease,

B. options or other rights to purchase the Leased Premises or any of the other property of which the Leased Premises is a part or rights of first refusal or first offer in respect thereof, or

C. options or other rights of first refusal or first offer in respect of any additional or other leasing.

3. The Lease is in full force and effect and legal, valid, binding and enforceable.

4. To the best of Tenant’s knowledge, there is no default under the Lease in the payment of rent or any other amounts or in the observance or performance of any other agreement, covenant, term or condition to be observed or performed by Landlord or Tenant, and Tenant has no knowledge of any state of facts or events which, with the passage of time or the giving of notice or both, would constitute a default by Landlord or Tenant.

5. Tenant has received no allowances or concessions (including free or reduced rent concessions) that remain outstanding.

6. The Base Rent payable under the Lease has been paid through _____________, 2005.

7. Tenant has accepted possession and is in actual occupancy of the Leased Premises, and there are no setoffs, defenses or counterclaims available to Tenant against enforcement by Landlord of the agreements and obligations to be observed or performed by Tenant under the Lease. The Lease has not been assigned by Tenant and no portion of the Leased Premises has been sublet or licensed to another by Tenant.

8. There is no work to be performed by Landlord that has not been completed, and there are no defects or deficiencies which may entitle Tenant to cancel the Lease or to receive any other benefit or relief.

9. Tenant has not deposited any monies or instruments to secure any of its agreements and obligations under the Lease and has not paid any advance rentals or other amounts, except as specified below (write “NONE” if there is none):

________________________________________________________________________________________________

10. Tenant has no knowledge of any broker or other intermediary who is entitled to receive any leasing, brokerage or other compensation out of or with respect to rentals or other payments or rights or obligations under the Lease or with respect to the Lease itself.

11. Landlord has not waived the full and timely observance or performance by Tenant of any of the agreements, covenants, terms or conditions to be observed or performed by Tenant under the Lease.

12. Tenant’s address for notice purposes under the Lease is ______________________________________.

13. There are no actions, either voluntary or involuntary, pending against Tenant under the bankruptcy laws of the United States or of any state.

14. Upon being notified of the Closing of your purchase of the Leased Premises (or a purchase by your assignee or nominee), Tenant agrees to recognize you or your assignee or nominee as Landlord under the Lease and to send all rental and other payments and all notices and other communications required or permitted under the Lease to such address as Tenant is advised by you or at your direction.

15. The party executing this Tenant Estoppel Certificate on behalf of Tenant is fully authorized and empowered to do so.

The certifications, representations and warranties herein made shall be binding upon Tenant, its successors and assigns, and shall inure to your benefit and the benefit of your successors and assigns. Tenant acknowledges that [Buyer] [Assignee] [Repurchaser] may rely on this Tenant Estoppel Certificate in conjunction with its purchase and thereafter its ownership and operation of the above-described Leased Premises, and that [Buyer’s Lender] [Assignee’s Lender] [Repurchaser’s Lender] may rely on this Tenant Estoppel Certificate in connection with a loan by [Buyer’s Lender] [Assignee’s Lender] [Repurchaser’s Lender] to [Buyer] [Assignee] [Repurchaser] secured in whole or in part by the Leased Premises.

Dated:                     , 2005

Hewitt Associates LLC

By:

Its: